UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE l4A
(Rule 14a-101)
Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:

|X|	Preliminary Proxy Statement
|_|	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|	Definitive Proxy Statement
|_|	Definitive Additional Materials
|_|	Soliciting Material Under Rule l4a-l2

ACCESS INTEGRATED TECHNOLOGIES, INC.
(Name of Registrant As Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|	No fee required.
|_|	Fee computed on table below per Exchange Act Rules l4a-6(i)(4) and 0-11
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth in the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

|_|	Fee paid previously with preliminary materials.
|_|
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ACCESS INTEGRATED TECHNOLOGIES, INC.
d/b/a CINEDIGM DIGITAL CINEMA CORP.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On September 10, 2009

Dear Fellow Stockholders:

We invite you to attend the 2009 Annual Meeting of Stockholders of Access Integrated Technologies, Inc. d/b/a Cinedigm Digital Cinema Corp., a Delaware corporation (the “Company”), which will be held on September 10, 2009, at 2:00 p.m., local time (the “Annual Meeting”), at the offices of Kelley Drye & Warren LLP, 101 Park Avenue, 27th Floor, New York, New York 10178.  At the Annual Meeting, you will be asked to vote on the following proposals (as more fully described in the Proxy Statement accompanying this Notice):

1.	To elect eight (8) members of the Company’s Board of Directors to serve until the 2010 Annual Meeting of Stockholders (or until successors are elected or directors resign or are removed).

2.	To change the name of the Company from “Access Integrated Technologies, Inc.” to “Cinedigm Digital Cinema Corp.”

3.	To increase the number of shares of Class A Common Stock authorized to be issued in payment of interest under the Company’s 2007 Senior Notes.

4.	To amend the Company’s Second Amended and Restated 2000 Equity Incentive Plan to increase the total number of shares of Class A Common Stock available for issuance thereunder.

5.	To ratify the appointment of Eisner LLP as our independent auditors for the fiscal year ending March 31, 2010.

6.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only stockholders of record at the close of business on July 13, 2009 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

YOUR VOTE IS VERY IMPORTANT.  WE HOPE YOU WILL ATTEND THIS ANNUAL MEETING IN PERSON, BUT IF YOU CANNOT, PLEASE SIGN AND DATE THE ENCLOSED PROXY.  RETURN THE PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.  IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE RETURNED A PROXY.  IF YOU RECEIVED MORE THAN ONE PROXY CARD, IT IS AN INDICATION THAT YOUR SHARES ARE REGISTERED IN MORE THAN ONE ACCOUNT.  PLEASE COMPLETE, DATE, SIGN AND RETURN EACH PROXY CARD YOU RECEIVE.

BY ORDER OF THE BOARD OF DIRECTORS

A. Dale Mayo
President, Chief Executive Officer and
Chairman of the Board of Directors
Morristown, New Jersey
Date:  July 31, 2009

ACCESS INTEGRATED TECHNOLOGIES, INC.
d/b/a CINEDIGM DIGITAL CINEMA CORP.
55 Madison Avenue, Suite 300
Morristown, New Jersey 07960
_________________________________

PROXY STATEMENT
_________________________________

2009 ANNUAL MEETING OF STOCKHOLDERS
SEPTEMBER 10, 2009

GENERAL

This Proxy Statement is being furnished to the stockholders of ACCESS INTEGRATED TECHNOLOGIES, INC. D/B/A CINEDIGM DIGITAL CINEMA CORP. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”).  The proxies are for use at the 2009 Annual Meeting of Stockholders of the Company to be held on Thursday, September 10, 2009, at 2:00 p.m., local time, or at any adjournment thereof (the “Annual Meeting”).  The Annual Meeting will be held at the offices of Kelley Drye & Warren LLP, 101 Park Avenue, 27th Floor, New York, New York 10178.  The Company’s telephone number is (973) 290-0080.

The shares represented by your proxy will be voted at the Annual Meeting as therein specified (if the proxy is properly executed and returned, and not revoked).  You may revoke your proxy at any time before the proxy is exercised by delivering to the Company’s Secretary, Mr. Gary Loffredo, a written revocation or a duly executed proxy bearing a later date.  You may also revoke your proxy by attending the Annual Meeting and voting in person.

The shares represented by your proxy will be voted as indicated on your properly executed proxy.  If no directions are given on the proxy, the shares represented by your proxy will be voted:

•	FOR the election of the director nominees named herein (Proposal No. 1), unless you specifically withhold authority to vote for one or more of the director nominees.

•	FOR changing the name of the Company from “Access Integrated Technologies, Inc.” to “Cinedigm Digital Cinema Corp.” (Proposal No. 2).

•	FOR increasing the number of shares of Class A Common Stock authorized to be issued in payment of interest under the Company’s 2007 Senior Notes (Proposal No. 3).

•	FOR amending the Company’s Second Amended and Restated 2000 Equity Incentive Plan to increase the total number of shares of Class A Common Stock available for issuance thereunder (Proposal No. 4).

•	FOR ratifying the appointment of Eisner LLP as our independent auditors for the fiscal year ending March 31, 2010 (Proposal No. 5).

The Company knows of no other matters to be submitted to the Annual Meeting.  If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board may recommend.

These proxy solicitation materials are first being mailed to the stockholders on or about July 31, 2009.

VOTING SECURITIES

Stockholders of record at the close of business on July 13, 2009 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting.  As of the Record Date, (a) 27,820,060 shares of the Company’s Class A Common Stock, $0.001 par value (“Class A Common Stock”), were issued and outstanding and (b) 733,811 shares of the Company’s Class B Common Stock, $0.001 par value (“Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”), were issued and outstanding.

Each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock held as of the Record Date.  Each holder of Class B Common Stock is entitled to ten (10) votes for each share of Class B Common Stock held as of the Record Date.  Each share of Class B Common Stock is convertible at any time at the holder’s option into one (1) share of Class A Common Stock.  Stockholders do not have cumulative voting rights in the election of directors.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

A majority of the aggregate combined voting power of the outstanding shares of Class A Common Stock and Class B Common Stock as of the Record Date must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business.  If the aggregate voting power of the shares of Common Stock present, in person and by proxy, at the Annual Meeting does not constitute the required quorum, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Shares of Common Stock that are voted “FOR,” “AGAINST” or “ABSTAIN” are treated as being present at the Annual Meeting for purposes of establishing a quorum.  Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” with respect to a matter will also be treated as shares entitled to vote at the Annual Meeting (the “Votes Cast”) with respect to such matter.  Abstentions will be counted for purposes of quorum and will have the same effect as a vote “AGAINST” a proposal.

Broker non-votes (i.e., votes from shares of Common Stock held as of the Record Date by brokers or other custodians as to which the beneficial owners have given no voting instructions) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to a particular proposal on which the broker has expressly not voted.  Accordingly, broker non-votes will not affect the outcome of the voting on a proposal.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

The Company currently intends to hold its 2010 Annual Meeting of Stockholders on or about September 9, 2010.  In order for any stockholder proposal submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to be included in the Company’s Proxy Statement to be issued in connection with the 2010 Annual Meeting of Stockholders, such stockholder proposal must be received by the Company no later than March 31, 2010.  Any such stockholder proposal submitted, including any accompanying supporting statement, may not exceed 500 words, as per Rule 14a-8(d) of the Exchange Act.  Any such stockholder proposals submitted outside the processes of Rule 14a-8 promulgated under the Exchange Act, which a stockholder intends to bring forth at the Company’s 2010 Annual Meeting of Stockholders, will be untimely for purposes of Rule 14a-4 of the Exchange Act if received by the Company after June 14, 2010.  All stockholder proposals must be made in writing addressed to the Company’s Secretary, Mr. Loffredo, at 55 Madison Avenue, Suite 300, Morristown, New Jersey 07960.

REVOCABILITY OF PROXY

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company’s Secretary, Mr. Loffredo, a written notice of revocation, a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.  Attending the Annual Meeting in and of itself will not constitute a revocation of a proxy.

DISSENTERS’ RIGHT OF APPRAISAL

Under Delaware General Corporation Law and the Company’s Certificate of Incorporation, stockholders are not entitled to any appraisal or similar rights of dissenters with respect to any of the proposals to be acted upon at the Annual Meeting.

SOLICITATION

Proxies may be solicited by certain of the Company’s directors, executive officers and regular employees, without additional compensation, in person, or by telephone, e-mail or facsimile.  The cost of soliciting proxies will be borne by the Company.  The Company expects to reimburse brokerage firms, banks, custodians and other persons representing beneficial owners of shares of Common Stock for their reasonable out-of-pocket expenses in forwarding solicitation material to such beneficial owners.

Some banks, brokers and other record holders have begun the practice of “householding” proxy statements and annual reports.  “Householding” is the term used to describe the practice of delivering a single set of proxy statements and annual reports to any household at which two or more stockholders reside if a company reasonably believes the stockholders are members of the same family.  This procedure would reduce the volume of duplicate information stockholders receive and would also reduce a company’s printing and mailing costs.  The Company will promptly deliver an additional copy of either document to any stockholder who writes or calls the Company.  Any such written request should be directed to Investor Relations at 55 Madison Avenue, Suite 300, Morristown, New Jersey 07960, (973) 290-0080.

AVAILABILITY OF PROXY MATERIALS

A copy of the Company’s Annual Report on Form 10-K accompanies this Proxy Statement. Such Annual Report is not a part of the proxy solicitation materials. Upon receipt of a written request, the Company will furnish to any shareholder, without charge, an additional copy of such Annual Report (without exhibits). Upon request and payment of $0.10 (ten cents) per page, copies of any exhibit to such Annual Report will also be provided. Any such written request should be directed to the Company’s Secretary at 55 Madison Avenue, Suite 300, Morristown, New Jersey 07960 or (973) 290-0080.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL SHAREHOLDER MEETING TO BE HELD ON SEPTEMBER 10, 2009: THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT http://investor.cinedigm.com/annuals.cfm.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Board currently consists of eight (8) directors.  All eight of the current members of the Board have been nominated for re-election.  Each nominee has consented to being named as a nominee for election as a director and has agreed to serve if elected.  At the Annual Meeting directors will be elected to serve one-year terms expiring at the next annual meeting of stockholders or until successors are elected or until earlier resignation or removal.

The directors shall be elected by a plurality of the Votes Cast at the Annual Meeting.  A “plurality” means that the individuals who receive the largest number of Votes Cast are elected as directors up to the maximum number of directors to be elected at the Annual Meeting.  If any nominee is not available for election at the time of the Annual Meeting (which is not anticipated), the proxy holders named in the proxy, unless specifically instructed otherwise in the proxy, will vote for the election of such other person as the existing Board may recommend, unless the Board decides to reduce the number of directors of the Company.

Certain information about the nominees to the Company’s Board is set forth below.

A. Dale Mayo, 68, is a co-founder of the Company and has been President, Chief Executive Officer (“CEO”) and Chairman of the Board of Directors (“Chairman”) since the Company’s inception in March 2000.  From December 1998 to January 2000, he had been the President and CEO of Cablevision Cinemas, LLC (“Cablevision Cinemas”).  In December 1994, Mr. Mayo co-founded Clearview Cinema Group, Inc. (“Clearview Cinema”), which was sold to Cablevision Cinemas in 1998.  Mr. Mayo was also the founder, Chairman and CEO of Clearview Leasing

Corporation, a lessor of computer peripherals and telecommunications equipment founded in 1976.  Mr. Mayo began his career as a computer salesman with IBM in 1965.

Gary S. Loffredo, 44, has been the Company’s SVP -- Business Affairs, General Counsel and Secretary, and a member of the Board since September 2000.  From March 1999 to August 2000, he had been Vice President, General Counsel and Secretary of Cablevision Cinemas.  At Cablevision Cinemas, Mr. Loffredo was responsible for all aspects of the legal function, including negotiating and drafting commercial agreements, with emphases on real estate, construction and lease contracts.  He was also significantly involved in the business evaluation of Cablevision Cinemas’ transactional work, including site selection and analysis, negotiation and new theater construction oversight.  Mr. Loffredo was an attorney at the law firm of Kelley Drye & Warren LLP from September 1992 to February 1999.

Wayne L. Clevenger, 66, has been a member of the Board since October 2001.  He has more than 20 years of private equity investment experience.  He has been a Managing Director of MidMark Equity Partners II, L.P.  (“MidMark”), a private equity fund, since 1989.  Mr. Clevenger was President of Lexington Investment Company from 1985 to 1989, and, previously, had been employed by DLJ Capital Corporation (Donaldson, Lufkin & Jenrette) and INCO Securities Corporation, the venture capital arm of INCO Limited.  Mr. Clevenger served as a director of Clearview Cinema from May 1996 to December 1998.

Gerald C. Crotty, 57, has been a member of the Board since August 2002.  Mr. Crotty has served as President of Weichert Enterprise LLC, a private equity investment firm since 2001.  He previously served as Chairman of Excelsior Ventures Management LLC from 1999 to 2001.  From 1991 to 1998, he held various executive positions with ITT Corporation and its affiliates, including President and Chief Operating Officer of ITT Consumer Financial Corporation and Chairman, President and Chief Executive Officer of ITT Information Services.  Mr. Crotty also serves as a director of AXA Premier VIP Trust and Jones Apparel Group, Inc.

Robert Davidoff, 82, has been a member of the Board since July 2000.  Since 1990, Mr. Davidoff has been a Managing Director of Carl Marks & Co., Inc. (“Carl Marks”) and, since 1989, the General Partner of CMNY Capital II, L.P. (“CMNY”), a venture capital affiliate of Carl Marks.  Mr. Davidoff is a director of Rex Stores Corporation.  Mr. Davidoff served as a director of Clearview Cinema from December 1994 to December 1998.

Matthew W. Finlay, 42, has been a member of the Board since October 2001.  Since 1997, Mr. Finlay has been a director of MidMark.  Previously, he had been a Vice President with the New York merchant banking firm Juno Partners and its investment banking affiliate, Mille Capital, from 1995 to 1997.  Mr. Finlay began his career in 1990 as an analyst with the investment banking firm Southport Partners.

Adam M. Mizel, 39, has been a member of the Board since March 2009.  Since 2005, Mr. Mizel has been the Managing Principal at Aquifer Capital Group, LLC.  Previously, Mr. Mizel was Managing Director and Chief Operating Officer of Azimuth Trust, LLC, an alternative asset management firm from 2001 until 2005.  Prior to that, he was a partner at Capital Z Partners, L.P., a private equity and alternative investment firm, and Managing Director at Zurich Centre Investments, Inc., the North American private equity unit of Zurich Financial Services Group.  Mr. Mizel began his investment career at Morgan Stanley Capital Partners in 1991.  Mr. Mizel also serves on the Board of Directors of PacificHealth Laboratories, Inc.

Robert E. Mulholland, 57, has been a member of the Board since January 2006.  Mr. Mulholland is currently the Chairman of Sound Securities LLC, an institutional broker dealer.  Mr. Mulholland retired in 2005 after a 25-year career at Merrill Lynch & Co. where he most recently served as Senior Vice President and Executive Committee member and also co-headed Merrill Lynch’s America’s Region, covering North and South America.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED ABOVE.

PROPOSAL TWO

APPROVE A CHANGE TO THE NAME OF THE COMPANY FROM “ACCESS INTEGRATED TECHNOLOGIES, INC.” TO “CINEDIGM DIGITAL CINEMA CORP.”

The Board unanimously adopted a resolution to submit to a vote of shareholders a special resolution to change the name of the Company from changing the name of the Company from “Access Integrated Technologies, Inc.” to “Cinedigm Digital Cinema Corp.”  If shareholders approve this proposal, the change in the Company’s name will become effective promptly after the Annual Meeting upon the filing by the Company of an amendment, in the form of the amendment attached hereto as Appendix A, to its certificate of incorporation with the Secretary of State of the State of Delaware reflecting the new name of the Company.

Purpose and Rationale for the Proposed Change of Name

The Company's new name and identity is designed to better represent the Company's leading position in the new paradigm in cinema entertainment made possible by its technology and services. The change also corresponds to the Company's leading industry role in digital cinema and continued expansion.

Effect of the Proposed Amendment

If approved by shareholders, the change in our name will not affect the validity or transferability of any existing share certificates that bear the name “Access Integrated Technologies, Inc.”  If the proposed name change is approved, shareholders with certificated shares should continue to hold their existing share certificates. The rights of shareholders holding certificated shares under existing share certificates and the number of shares represented by those certificates will remain unchanged. Direct registration accounts and any new share certificates that are issued after the name change becomes effective will bear the name “Cinedigm Digital Cinema Corp.”

Our Class A Common Stock currently trades on The NASDAQ Global Market under the symbol “CIDM.” If the proposed name change is approved, our shares will continue to trade under this symbol. However, a new CUSIP number will be assigned to the Class A Common Stock shortly following the name change.

The Company has been doing business under the name “Cinedigm Digital Cinema Corp.” since November 2008, and the formal name change will result in an immaterial cost to the Company.

If the proposal to change our name is not approved, our name and CUSIP number will remain unchanged.

This proposal requires approval by a majority of the Votes Cast at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE CHANGE IN THE NAME OF THE COMPANY FROM “ACCESS INTEGRATED TECHNOLOGIES, INC.” TO “CINEDIGM DIGITAL CINEMA CORP.”

PROPOSAL THREE

APPROVAL OF THE ISSUANCE OF UP TO 500,000 ADDITIONAL SHARES OF THE COMPANY’S CLASS A COMMON STOCK IN CONNECTION WITH THE PAYMENT OF INTEREST ON THE 2007 SENIOR NOTES

In August 2007, the Company issued in a private placement to certain purchasers 10% senior notes due 2010 (the “2007 Senior Notes”) in the aggregate amount of $55,000,000.  The 2007 Senior Notes require that, on a quarterly basis, (a) interest be paid either in cash or, at the Company’s option and subject to certain conditions, in shares of Class A Common Stock (“Interest Shares”) and (b) the Company issue shares of Class A Common Stock to the purchasers as payment of additional interest owed under the 2007 Senior Notes based on a formula (“Additional Interest Shares”).  The number of Additional Interest Shares required at any particular payment date is calculated pursuant to a formula based on the then-current market price of the Class A Common Stock, which price may be lower than the market price of the Class A Common Stock at the time the private placement of the 2007 Senior Notes was consummated (the “Closing”).  A factor of the formula is the volume weighted average price per share of Class A Common Stock during the 30 trading days prior to the payment date, but in no event may the number of Additional Interest Shares required at any particular payment date exceed 220,000.  The volume weighted average price per share is the average price of the stock over a  period of time, weighted for the amount of shares that are traded over the duration of the period.  The number of shares required to satisfy a payment of interest made, if the Company so chooses, in Interest Shares is also calculated based on the volume weighted average price per shares of Class A Common Stock during the 30 trading days prior to the payment date.  The actual formulas used to determine the number of shares of Class A Common Stock on any particular payment date can be found on page 17, with respect to Interest Shares, and on page 18, with respect to Additional Interest Shares, of the Form of Note on file with the Securities and Exchange Commission (“SEC”) as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 29, 2007, available at http://www.sec.gov/Archives/edgar/data/1173204/000093244007000511/ex4-1_1232003.htm. Accordingly, because the number of shares required to satisfy any additional interest or interest payment fluctuates with the price per share of Class A Common Stock on the NASDAQ Global Market (“NASDAQ”) at the time such interest payment becomes due, the exact number of shares that will be needed for Additional Interest Shares and, in order to permit the Company flexibility in interest payment choices in accordance with the terms of the 2007 Senior Notes, Interest Shares, is unknown.  When the Company issued the 2007 Senior Notes, it reserved such number of shares of Class A Common Stock for issuance such number of shares of Class A Common Stock as it deemed sufficient for the issuance of Additional Interest Shares and Interest Shares during the term of the 2007 Senior Notes.  At the time the 2007 Senior Notes were issued, the price per share of the Class A Common Stock on NASDAQ was $6.56.  As of July 6, 2009, such price was $1.03.  Accordingly, more Additional Interest Shares and Interest Shares will be required to discharge an interest payment than previously estimated.

The Company’s Class A Common Stock is listed for trading on NASDAQ and, therefore, is subject to the rules and regulations of NASDAQ.  Pursuant to the NASDAQ Qualitative Listing Requirements, including Rule 5635(d) (formerly called Rule 4350(i)), approval of the Company’s stockholders would be required for the issuance, in connection with a private placement of securities, of Class A Common Stock equal to 20% or more of the Class A Common Stock outstanding prior to such issuance if the issuance is made at less than market value of the stock.  Because the number of shares comprising an issuance of Additional Interest Shares and/or Interest Shares is calculated based on then-current stock price, NASDAQ considers such issuance(s) to be at less than market value if the stock price at time of issuance is lower than at the Closing.

Immediately prior to the Closing, there were 24,236,579 shares of Class A Common Stock outstanding.  Accordingly, 4,847,316 shares constituted 20% of the outstanding shares of Class A Common Stock.  Therefore, we were initially able to issue 4,847,315 shares without triggering Rule 5635(d).  At last year’s annual meeting of stockholders, we sought and obtained the approval of our stockholders for the issuance of an additional 1,800,000 shares of Class A Common Stock for this purpose, resulting in a total of 6,647,315 shares available for issuance for this purpose without triggering Rule 5635(d).  As of July 6, 2009, the Company has already issued 2,905,362 shares of Class A Common Stock in payment of Additional Interest Shares and Interest Shares and can only issue another 3,741,954 shares prior to obtaining stockholder approval for any additional issuance(s).  Depending upon the variations in stock price and based upon the current stock price, the Company estimates that it could need up to a total of approximately 7,147,315 shares (that is, approximately 500,000 additional shares beyond the 3,741,954 shares available to it without stockholder approval) to satisfy the requirement for Additional Interest Shares and the option for Interest Shares.  In any event, the Company believes that it has sufficient shares available for the issuance of Additional Interest Shares as required by the 2007 Senior Notes through their original maturity in August 2010.  Accordingly, the Company is seeking the approval of stockholders to issue up to an additional 500,000 shares of Common Stock in connection with the 2007 Senior Notes, which number of shares the Company believes will be sufficient through August 2010.

Approval of Proposal Three is being sought solely to allow the Company the flexibility in interest payment choices in accordance with the terms of the 2007 Senior Notes, and the Company has no plans, proposals or arrangements to issue any of the additional 500,000 shares of Class A Common Stock for which approval is being sought other than as Interest Shares or Additional Interest Shares.  Further, the Company is not seeking authorization to issue the additional 500,000 shares of Class A Common Stock as an “anti-takeover” or defensive technique to deter unfriendly takeovers.  However, if Proposal Three is approved, the Company would have to opportunities to issue shares of Class A Common Stock  that might have the effect of deterring or frustrating a third-party transaction in which control of the Company is being sought, by diluting the stock ownership and voting power of a person or group seeking to obtain control of the Company.

In the event that stockholder approval is obtained and the Company issues an additional 500,000 shares of Class A Common Stock as Interest Shares and Additional Interest Shares, existing stockholders will experience dilution of their holdings.  Based upon the 27, 820,060 shares of Class A Common Stock currently outstanding, if all of the 6,647,315 shares of Class A Common Stock currently authorized for issuance as Interest Shares and Additional Interest Shares were so issued, they would constitute approximately 19.3% of the then-outstanding shares of Class A Common Stock, leaving the remaining 80.7% held by the Company’s existing stockholders.  If this Proposal Three is approved and the additional 500,000 shares of Class A Common Stock are issued as Interest Shares and Additional Interest Shares, the total 7,147,315 shares of Class A Common Stock issued as Interest Shares and Additional Interest Shares would constitute approximately 20.4% of the then-outstanding shares of Class A Common Stock, leaving the remaining 79.6% held by the Company’s existing stockholders.  The voting power

(taking into consideration the Class B Common Stock, which entitles a holder to ten (10) votes per share) of the existing stockholders would be similarly diluted.  If all of the 6,647,315 shares of Class A Common Stock currently authorized for issuance as Interest Shares and Additional Interest Shares were so issued, they would constitute approximately 15.9% of the outstanding voting power, leaving the remaining 84.1% to be voted by the Company’s existing stockholders. If this Proposal Three is approved and the additional 500,000 shares of Class A Common Stock are issued as Interest Shares and Additional Interest Shares, the total 7,147,315 shares of Class A Common Stock issued as Interest Shares and Additional Interest Shares would constitute approximately 16.9% of the outstanding voting power, leaving the remaining 83.1% to be voted by the Company’s existing stockholders.

In the event that stockholder approval is not obtained, the Company will lose its ability to issue Interest Shares in lieu of cash for interest payments.  However, the Board believes that the flexibility of having the option to pay interest in cash or by issuing Interest Shares would be in the best interests of the Company.

This proposal requires approval by a majority of the Votes Cast at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ISSUANCE OF UP TO 500,000 ADDITIONAL SHARES OF THE COMPANY’S CLASS A COMMON STOCK IN CONNECTION WITH THE PAYMENT OF INTEREST ON THE 2007 SENIOR NOTES.

PROPOSAL FOUR

AMENDMENT TO SECOND AMENDED AND RESTATED
2000 EQUITY INCENTIVE PLAN TO INCREASE NUMBER OF SHARES
ISSUABLE THEREUNDER

Our Board adopted the Company’s 2000 Equity Incentive Plan (as subsequently amended, “the Plan”), on June 1, 2000 and, in July 2000, our stockholders approved the Plan by written consent.  The Plan was amended and restated in January 2003 as the First Amended and Restated 2000 Stock Option Plan; it was further amended in September 2003, October 2004, September 2005 and September 2006; and it was further amended and restated in September 2007 as the Second Amended and Restated 2000 Equity Incentive Plan.  The Plan was amended again in May 2008 and September 2008.  Under the Plan, we may grant incentive and nonqualified stock options, stock, restricted stock, restricted stock units (“RSUs”),stock appreciation rights (“SARs”), performance awards and other equity-based awards.  The Plan is administered by the Compensation Committee.

The Plan currently authorizes up to 3,700,000 shares of the Company’s Class A Common Stock for issuance pursuant to awards made under the Plan.  The Company believes that the availability of an additional 1,300,000 shares of the Company’s Class A Common Stock under the Plan is in the best interests of the Company and its stockholders because the availability of an adequate equity incentive program is an important factor in attracting and retaining qualified officers and employees essential to the success of the Company (whether through acquisitions or otherwise) and in aligning their long-term interests with those of the stockholders.  The increase in the number of shares of Class A Common Stock available for issuance under the Plan will permit the Company to continue the operation of the Plan for the benefit of new participants (either new hires to current operations or employees of acquired companies), as well as to allow additional awards to current participants.

Pursuant to this proposal, in the form of the amendment attached hereto as Appendix B, the Board proposes to amend the Plan to increase the number of shares of Class A Common Stock authorized for issuance under the Plan from 3,700,000 to 5,000,000.

This proposal requires approval by a majority of the Votes Cast at the Annual Meeting.  As of July 6, 2009, stock options outstanding covering 2,310,622 shares of the Company’s Class A Common Stock, 65,468 shares of restricted Class A Common Stock and restricted stock units covering 1,102,215 shares of Class A Common Stock that may be settled in cash or shares of Class A Common Stock or a combination thereof, at the Company's discretion, had been granted under the Plan.

Under the Plan, no participant may be granted incentive stock options with an aggregate fair market value, as of the date on which such options were granted, of more than $100,000 becoming exercisable for the first time in any given calendar year.  Options granted under the Second Amended and Restated Plan expire ten years following the date of grant (or such shorter period of time as may be provided in a stock option agreement or five years in the case of incentive stock options granted to stockholders who own greater than 10% of the total combined voting power of the Company) and are subject to restrictions on transfer.  Options granted under the Plan generally vest over periods up to three years.  The Plan is administered by the Compensation Committee, and may be amended or terminated by the Board, although no amendment or termination may adversely affect the right of any individual with respect to any outstanding option without the consent of such individual.

The Plan provides for the granting of incentive stock options with exercise prices of not less than 100% of the fair market value of the Company’s Class A Common Stock on the date of grant.  Incentive stock options granted to stockholders of more than 10% of the total combined voting power of the Company must have exercise prices of not less than 110% of the fair market value of the Company’s Class A Common Stock on the date of grant.  Incentive and non-statutory stock options granted under the Second Amended and Restated Plan are subject to vesting provisions, and exercise is subject to the continuous service of the optionee, except for consultants.  The exercise prices and vesting periods (if any) for non-statutory options may be set at the discretion of the Board or the Compensation Committee.  Upon a change of control of the Company, all options (incentive and non-statutory) that have not previously vested will vest immediately and become fully exercisable.  In connection with the grants of options under the Plan, the Company and the participants have executed stock option agreements setting forth the terms of the grants.  Options covering no more than 500,000 shares may be granted to one participant during any calendar year unless pursuant to a multi-year award, in which case no more than options covering 500,000 shares per year of the award may be granted, and during which period no additional options may be granted to such participant.

The Plan also provides for the granting of Class A Common Stock, restricted Class A Common Stock, stock appreciation rights, restricted stock units and performance awards.  Grants of restricted stock and restricted stock units are subject to vesting requirements, generally vesting over periods up to three years, determined by the Compensation Committee and set forth in notices to the participants.  Grants of stock, restricted stock and restricted stock units shall not exceed 40% of the total number of shares available to be issued under the Plan.

Stock appreciation rights (“SARs”) consist of the right to the monetary equivalent of the increase in value of a specified number of shares over a specified period of time.  Upon exercise, SARs may be paid in cash or shares of Class A Common Stock or a combination thereof.  Grants of SARs are subject to vesting requirements, similar to those of stock options, determined by the Compensation Committee and set forth in agreements between the Company and the participants.  Restricted stock units (“RSUs”) shall be similar to restricted stock except that no Class A Common Stock is actually awarded to the Participant on the grant date of the RSUs and the Compensation Committee shall have the discretion to pay such RSUs upon vesting in cash or shares of Class A Common Stock or a combination thereof.

Performance awards consist of awards of stock and other equity-based awards that are valued in whole or in part by reference to, or are otherwise based on, the market value of the Class A Common Stock, or other securities of the Company, and may be paid in shares of Class A Common Stock, cash or another form of property as the Compensation Committee may determine.  Grants of performance awards shall entitle participants to receive an award if the measures of performance established by the Committee are met.  Such measures shall be established by the Compensation Committee but the relevant measurement period for any performance award must be at least 12 months.  Grants of performance awards shall not cover the issuance of shares that would exceed 20% of the total number of shares available to be issued under the Plan, and no more than 500,000 shares pursuant to any performance awards shall be granted to one participant in a calendar year unless pursuant to a multi-year award.  The terms of grants of performance awards would be set forth in agreements between the Company and the participants.

Our Class A Common Stock is listed for trading on NASDAQ under the symbol “CIDM”.  The last reported closing price per share of our Class A Common Stock as reported by NASDAQ on July 6, 2009 was $1.03 per share.

Federal Income Tax Consequences

The federal income tax consequences of the issuance and/or exercise of awards under the Plan are as described below.  The following information is not a definitive explanation of the tax consequences of the awards, and recipients should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and/or exercise of the awards, and the ownership and disposition of any underlying securities.  Tax consequences will also vary depending upon the jurisdiction where the recipient of the award may reside.

Incentive Stock Options

No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised, provided that the optionee may incur alternative minimum tax liability upon exercise.  The optionee will, however, recognize taxable income in the year in which the purchased shares of Class A Common Stock are sold or otherwise made the subject of a taxable disposition.

For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying.  A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares of Class A Common Stock for more than two (2) years after the option grant date and more than one (1) year after the exercise date.  If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares.  If there is a disqualifying disposition of the shares of Class A Common Stock, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee.

If the optionee makes a disqualifying disposition of the purchased shares of Class A Common Stock, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares.  In no other instance will the Company be allowed a deduction with respect to the optionee’s disposition of the purchased shares of Class A Common Stock.

Nonqualified Stock Options

No taxable income is recognized by an optionee upon the grant of a non-statutory option.  The optionee will in general recognize ordinary income in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares of Class A Common Stock on the exercise date over the exercise price paid for the shares, and tax withholding requirements will apply to such income.

The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option.  The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

Restricted Shares

A recipient will not be taxed at the date of an award of restricted shares, provided that the restricted shares are subject to substantial risk of forfeiture, but will be taxed at ordinary income rates on the fair market value of any restricted shares as of the date that the restrictions lapse.  However, the recipient of restricted shares may elect, within 30 days after transfer of such shares to the recipient, under Section 83(b) of the Internal Revenue Code to include in income the fair market value of the restricted shares as of the date of such transfer.  At the time the shares are included in income, the Company will be entitled to a corresponding deduction.  Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of the transfer of the restricted shares, if the employee elects to be taxed on the fair market value upon such transfer.

Stock Appreciation Rights

A recipient who is granted a SAR will not recognize any taxable income on the receipt of the SAR.  Upon the exercise of an SAR, (a) the recipient will recognize ordinary income equal to the excess of the fair market value of the shares on the exercise date over the exercise price for the SAR and (b) the Company will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the recipient.

Restricted Stock Unit

A recipient who is granted a RSU will not recognize any taxable income on the receipt of the RSU.  Upon the vesting of an RSU, (a) the recipient will recognize ordinary income equal to the fair market value of the shares issued at the time the RSUs are paid out and (b) the Company will be entitled to a deduction on the date of vesting in an amount equal to the ordinary income recognized by the recipient.

Performance Awards and Stock Awards

A recipient will recognize ordinary income equal to any cash that is paid and the fair market value of the Class A Common Stock (on the date that the shares are first transferable and not subject to a substantial risk of forfeiture) that is received in settlement of an award of performance units or as a stock award.

Effects on the Company

The Company generally will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified stock option or SAR or upon the taxability to the recipient of restricted stock, restricted stock units, or the settlement of a performance award (subject to tax limitations on the Company’s deductions in any year that certain remuneration paid to certain executives exceeds $1 million).  The amount of the deduction is equal to the ordinary income recognized by the recipient.  The Company will not be entitled to a federal income tax deduction on account of the grant or the exercise of an incentive stock option unless the recipient has made a “disqualifying disposition” of the shares acquired on exercise of the incentive stock option, in which case the Company will be entitled to a deduction at the same time and in the same amount as the recipient’s recognition of ordinary income.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE AMENDMENT TO THE PLAN TO INCREASE THE NUMBER OF SHARES ISSUABLE UNDER THE PLAN.

PROPOSAL FIVE

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT AUDITORS

The Board has selected the firm of Eisner LLP as our independent auditors for the fiscal year ending March 31, 2010, subject to ratification by our stockholders at the Annual Meeting.  Eisner LLP has been our independent auditors since the fiscal year ended March 31, 2005.  No representative of Eisner LLP is expected to be present at the Annual Meeting.

More information about our independent auditors is available under the heading “Independent Auditors” on page 29 below.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF EISNER LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2010.

OTHER MATTERS

The Board does not know of any other matters that may be brought before the Annual Meeting.  However, if any such other matters are properly brought before the Annual Meeting, the proxies may use their own judgment to determine how to vote your shares.

MATTERS RELATING TO OUR GOVERNANCE

Board of Directors

The Board intends to meet at least quarterly and the independent directors serving on the Board intend to meet in executive session (i.e., without the presence of any non-independent directors and management) at least twice a year.  During the fiscal year ended March 31, 2009 (the “Last Fiscal Year”), the Board held four meetings and the Board members acted eight times by unanimous written consent in lieu of holding a meeting.  Each current member of the Board, who was then serving, attended at least 75% of the total number of meetings of the Board and of the committees of the Board on which they served in the Last Fiscal Year.  Messrs. Clevenger, Crotty, Davidoff, Finlay, Mizel and Mulholland are considered “independent” under the rules of the NASDAQ.

One director resigned for personal reasons, and no director declined to stand for reelection to the Board for any reason, during the Last Fiscal Year.  After such resignation and in accordance with the Company’s By-laws, a new director was elected to the Board.  The Board currently does not provide a process for stockholders to send communications to the Board.  In the opinion of the Board, it is appropriate for the Company not to have such a process in place because the Board believes there is currently not a need for a formal policy due to, among other things, the limited number of stockholders of the Company.  While the Board will, from time to time, review the need for a formal policy, at the present time, stockholders who wish to contact the Board may do so by submitting any communications to the Company’s Secretary, Mr. Loffredo, at 55 Madison Avenue, Suite 300, Morristown, New Jersey 07960, with an instruction to forward the communication to a particular director or the Board as a whole.  Mr. Loffredo will receive the correspondence and forward it to any individual director or directors to whom the communication is directed.

The Company does not currently have a policy in place regarding attendance by Board members at the Company’s annual meetings.  However, each of the current directors, who were then serving, attended the 2008 Annual Meeting of Stockholders, and each currently intends to attend this Annual Meeting.

The Board has three standing committees, consisting of an Audit Committee, a Compensation Committee and a Nominating Committee.

Audit Committee

The Audit Committee consists of Messrs. Clevenger, Davidoff and Finlay.  Mr. Finlay is the Chairman of the Audit Committee.  The Audit Committee held four meetings in the Last Fiscal Year.  The Audit Committee has met with the Company’s management and the Company’s independent registered public accounting firm to review and help ensure the adequacy of its internal controls and to review the results and scope of the auditors’ engagement and other financial reporting and control matters.  Both Messrs. Clevenger and Davidoff are financially literate, and Mr. Davidoff is financially sophisticated, as those terms are defined under the rules of the NASDAQ.  Mr. Davidoff is also a financial expert, as such term is defined under the Sarbanes-Oxley Act of 2002.  Messrs. Clevenger, Davidoff and Finlay are considered “independent” under the rules of the NASDAQ.

The Audit Committee has adopted a formal written charter which was attached as Appendix B to the Company’s proxy statement for its annual meeting of stockholders held on September 18, 2007 (the “Audit Charter”).  The Audit Charter is available on the Company’s Internet website at www.cinedigmcorp.com.  The Audit Committee is responsible for ensuring that the Company has adequate internal controls and is required to meet with the Company’s auditors to review these internal controls and to discuss other financial reporting matters.  The Audit Committee is also responsible for the appointment, compensation and oversight of the auditors.  Additionally, the Audit Committee is responsible for the review and oversight of all related party transactions and other potential conflict of interest situations between the Company and its officers, directors, employees and principal stockholders.

Compensation Committee

The Compensation Committee consists of Messrs. Davidoff, Clevenger, Crotty and Mulholland.  Mr. Clevenger is the Chairman of the Compensation Committee.  The Compensation Committee met four times during the Last Fiscal

Year.  The Compensation Committee, based on recommendation by the Company’s CEO, approves the compensation package of the Company’s CEO and the levels of compensation and benefits payable to the Company’s other executive officers, reviews general policy matters relating to employee compensation and benefits and recommends to the entire Board, for its approval, stock option and other equity-based award grants to its executive officers, employees and consultants and discretionary bonuses to its executive officers and employees.  The Compensation Committee approves the compensation package of the Company’s directors.  The Compensation Committee has the authority to appoint and delegate to a sub-committee the authority to make grants and administer bonus and compensation plans and programs.  Messrs. Clevenger, Crotty, Davidoff, and Mulholland are considered “independent” under the rules of the NASDAQ.

The Compensation Committee adopted a formal written charter (the “Compensation Charter”) which was attached as Appendix C to the Company’s proxy statement for its annual meeting of stockholders held on September 4, 2008.  The Compensation Charter sets forth the duties, authorities and responsibilities of the Compensation Committee.  The Compensation Charter is available on the Company’s Internet website at www.cinedigmcorp.com.

During the Last Fiscal Year, the Compensation Committee engaged HR & Survey Solutions, LLC, a compensation consulting firm, for the limited purpose of reviewing the bonus structure for the Company.  The consultant advised the Compensation Committee on the bonuses for certain management employees, including the restricted stock awards discussed above, and is helping develop a management incentive program for the future.

Nominating Committee

The Nominating Committee consists of Messrs. Clevenger and Davidoff.  Mr. Davidoff is the Chairman of the Nominating Committee.  The Nominating Committee held two meetings during the Last Fiscal Year.  The Nominating Committee evaluates and approves nominations for annual election to, and to fill any vacancies in, the Board and recommends to the Board the directors to serve on committees of the Board.  Messrs. Clevenger and Davidoff are considered “independent” under the rules of the NASDAQ.

The Nominating Committee adopted a formal written charter (the “Nominating Charter”) which was attached as Appendix D to the Company’s proxy statement for its annual meeting of stockholders held on September 4, 2008.  The Nominating Charter sets forth the duties and responsibilities of the Nominating Committee and the general skills and characteristics that the Nominating Committee employs to determine the individuals to nominate for election to the Board.  The Nominating Charter is available on the Company’s Internet website at www.cinedigmcorp.com.

The Nominating Committee will consider any candidates recommended by stockholders.  In considering a candidate submitted by stockholders, the Nominating Committee will take into consideration the needs of the Board and the qualification of the candidate.  Nevertheless, the Board may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and/or the Board does not perceive a need to increase the size of the Board.  Stockholders should submit any recommendations of director candidates for the Company’s 2009 Annual Meeting of Stockholders to the Company’s Secretary, Mr. Loffredo, at 55 Madison Avenue, Suite 300, Morristown, New Jersey 07960 in accordance with the procedures set forth above under the heading “Deadline for Receipt of Stockholder Proposals to be Presented at Next Annual Meeting.”

There are no specific minimum qualifications that the Nominating Committee believes must be met by a Nominating Committee-recommended director nominee.  However, the Nominating Committee believes that director candidates should, among other things, possess high degrees of integrity and honesty; have literacy in financial and business matters; have no material affiliations with direct competitors, suppliers or vendors of the Company; and preferably have experience in the Company’s business and other relevant business fields (for example, finance, accounting, law and banking).

Members of the Nominating Committee meet in advance of each of the Company’s annual meetings of stockholders to identify and evaluate the skills and characteristics of each director candidate for nomination for election as a director of the Company.  The Nominating Committee reviews the candidates in accordance with the skills and qualifications set forth in the Nominating Charter and the rules of the NASDAQ.  There are no differences in the manner in which the Nominating Committee evaluates director nominees based on whether or not the nominee is recommended by a stockholder.

Code of Business Conduct and Ethics

We have adopted a code of ethics applicable to all members of the Board, executive officers and employees. Such code of ethics is available on our Internet website, www.cinedigmcorp.com.  We intend to disclose any amendment to, or waiver of, a provision of our code of ethics by filing a Current Report on Form 8-K with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of July 13, 2009, the Company’s directors, executive officers and principal stockholders beneficially own, directly or indirectly, in the aggregate, approximately 21.6% of its outstanding Class A Common Stock and 100% of its Class B Common Stock.  These stockholders and Mr. Mayo individually, have significant influence over the Company’s business affairs, with the ability to control matters requiring approval by the Company’s stockholders, including the three proposals set forth in this Proxy Statement as well as approvals of mergers or other business combinations.

The following table sets forth as of July 13, 2009, certain information with respect to the beneficial ownership of the Common Stock as to (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of the Company’s Common Stock, (ii) each of the Company’s directors, (iii) each of the Company’s Named Executives and (iv) all of the Company’s directors and executive officers as a group.

CLASS A COMMON STOCK
Name (a)	Shares Beneficially Owned (b)
	Number		Percent
A. Dale Mayo	1,383,199	(c)	4.8%
Jeff Butkovsky	141,300	(d)	*
Charles Goldwater	64,050	(e)	*
Gary S. Loffredo	216,300	(f)	*
Brian D. Pflug	163,986	(g)	*
Wayne L. Clevenger c/o MidMark Equity Partners II, L.P., 177 Madison Avenue Morristown, NJ 07960	1,895,273	(h)	6.8%
Gerald C. Crotty	40,497	(i)	*
Robert Davidoff	380,993	(j)	1.4%
Matthew W. Finlay c/o MidMark Equity Partners II, L.P., 177 Madison Avenue Morristown, NJ 07960	1,873,687	(k)	6.7%
Adam M. Mizel c/o Aquifer Opportunity Fund, L.P. 460 Park Avenue, Suite 2101 New York, NY 10022	2,005,811	(l)(q)	7.2%
Robert E. Mulholland	76,608	(m)	*
MidMark Equity Partners II, L.P. 177 Madison Avenue Morristown, NJ 07960	1,901,873	(n)	6.8%
Federated Investors, Inc. Federated Investors Tower Pittsburgh, PA 15222-3779	2,027,287	(o)(q)	7.3%
Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	1,833,877	(q)	6.6%
All directors and executive officers as a group (11 persons)	6,413,031	(p)	21.6%

--------------------
*	Less than 1%

(a)	Unless otherwise indicated, the business address of each person named in the table is c/o Cinedigm Digital Cinema Corp., 55 Madison Avenue, Suite 300, Morristown, New Jersey 07960.

(b)
Applicable percentage of ownership is based on 27,820,060 shares of Class A Common Stock outstanding as of July 13, 2009 together with all applicable options, warrants and other securities convertible into shares of our Class A Common Stock for such stockholder.  Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares.  Shares of Class A

Common Stock subject to options, warrants or other convertible securities exercisable within 60 days after July 13, 2009 are deemed outstanding for computing the percentage ownership of the person holding such options, warrants or other convertible securities, but are not deemed outstanding for computing the percentage of any other person.  Except as otherwise noted, the named beneficial owner has the sole voting and investment power with respect to the shares of Common Stock shown.

(c)
Includes 733,811 shares of Class B Common Stock held by Mr. Mayo, 87,500 shares of Class A common stock held by Mr. Mayo’s spouse, of which Mr. Mayo disclaims beneficial ownership, and 12,000 shares of Class A common stock held for the account of Mr. Mayo’s grandchildren, the custodian of which accounts is Mr. Mayo’s spouse, of which Mr. Mayo also disclaims beneficial ownership.  In addition, Mr. Mayo holds 110,048 shares of Class A Common Stock, 39,840 restricted shares of Class A common stock and 400,000 shares of Class A Common Stock underlying options that may be acquired upon exercise of such options.  The holder of each share of Class B Common Stock is entitled to ten (10) votes per share.  Including the voting rights of Mr. Mayo’s shares of Class B Common Stock, Mr. Mayo may exercise up to 21.4% of the total voting power of our Common Stock.  Each share of Class B Common Stock is convertible at any time at the holder’s option into one (1) share of Class A Common Stock.

(d)	Includes 2,000 restricted shares of Class A common stock and 123,300 shares of Class A common stock underlying options that may be acquired upon exercise of such options.

(e)	Includes 5,000 restricted shares of Class A common stock and 56,550 shares of Class A common stock underlying options that may be acquired upon exercise of such options.

(f)	Includes 2,000 restricted shares of Class A common stock and 193,300 shares of Class A common stock underlying options that may be acquired upon exercise of such options.

(g)	Includes 2,666 restricted shares of Class A common stock and 138,486 shares of Class A common stock underlying options that may be acquired upon exercise of such options.

(h)
Mr. Clevenger is a managing director of MidMark and of MidMark Investments, Inc. (“MidMark Investments”) and a managing member of MidMark Advisors II, LLC.  Includes 30,000 shares of Class A Common Stock owned directly, 36,600 shares of Class A Common Stock underlying options that may be acquired upon exercise of such options held by MidMark Investments and 1,828,673 shares owned by MidMark.  Other then the 30,000 shares first described, Mr. Clevenger disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.

(i)	Includes 33,600 shares of Class A Common Stock underlying options that may be acquired upon exercise of such options.

(j)
Includes 6,897 shares of Class A Common Stock owned directly, 35,600 shares of Class A Common Stock underlying options that may be acquired upon exercise of such options, and 338,496 shares owned by CMNY, for which Mr. Davidoff serves as a director.  Other then the 42,497 shares described above, Mr. Davidoff disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.

(k)
Mr. Finlay is a director of MidMark and of MidMark Investments.  Includes 8,414 shares of Class A Common Stock owned directly, 36,600 shares of Class A Common Stock underlying options that may be acquired upon exercise of such options held by MidMark Investments and 1,828,673 shares owned by MidMark.  Other then the 8,414 shares first described, Mr. Finlay disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.

(l)
Mr. Mizel is the principal of Aquifer Capital Group, LLC (“Aquifer Capital”), which is the investment manager of Aquifer Opportunity Fund, L.P. (“Aquifer Fund”), and has power to vote and dispose of the shares held by Aquifer Fund.  Mr. Mizel and Aquifer Capital disclaim beneficial ownership of these securities.

(m)	Includes 16,600 shares of Class A common stock underlying options that may be acquired upon exercise of such options and 38,011 shares owned by Mr. Mulholland’s spouse.

(n)
Includes 73,200 shares of Class A Common Stock underlying options that may be acquired upon exercise of such options held by MidMark Investments and 1,828,673 shares owned by MidMark, which shares may be deemed to be beneficially owned by MidMark Advisors II, LLC, the general partner of MidMark.

(o)
Federated Investors, Inc. (“Federated”) is the indirect parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp., both of which act as investment advisors to registered investment companies and separate accounts that own the shares.  Federated is owned by the Voting Shares Irrevocable Trust, of which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue are trustees.  Each trustee disclaims beneficial ownership of the shares.

(p)
Includes 51,506 restricted shares of Class A common stock, 1,070,636 shares of Class A Common Stock underlying options that may be acquired upon exercise of such options and 733,811 shares of Class A Common Stock underlying outstanding shares of Class B Common Stock that may be acquired upon conversion of such Class B Common Stock.

(q)	Based solely on the numbers of shares reported in the most recent Schedule 13D, Schedule 13G or Form 13F-HR, as amended, if applicable, and filed by such stockholder with the SEC through July 6, 2009.

CLASS B COMMON STOCK
Name (a)	Shares Beneficially Owned (b)
	Number	Percent
A. Dale Mayo	733,811	100.0%
All directors and executive officers as a group (one person)	733,811	100.0%

--------------------
(a)	The business address of the person named in the table is c/o Cinedigm Digital Cinema Corp., 55 Madison Avenue, Suite 300, Morristown, New Jersey 07960.

(b)
Applicable percentage of ownership is based on 733,811 shares of Class B Common Stock outstanding as of July 13, 2009.  There are no shares of Class B Common Stock subject to options, warrants or other convertible securities.  Except as otherwise noted, the named beneficial owner has the sole voting and investment power with respect to the shares of Class B Common Stock shown.  The holder of each share of Class B Common Stock is entitled to ten (10) votes per share.  Each share of Class B Common Stock is convertible at any time at the holder’s option into one (1) share of Class A Common Stock.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Officers

The Company’s executive officers are A. Dale Mayo, President, CEO and Chairman, Jeff Butkovsky, SVP – Chief Technology Officer (“CTO”), Charles Goldwater, SVP, Gary S. Loffredo, SVP – Business Affairs, General Counsel, Secretary and a member of the Board, and Brian D. Pflug, SVP – Accounting and Finance.  Biographical information for Messrs. Mayo and Loffredo is included above in Proposal One.

Jeff Butkovsky, 49, has been the Company’s SVP – CTO since May 2004 and was the Company’s SVP -- Managed Services from October 2000 to May 2004.  Previously, Mr. Butkovsky was Eastern Regional Director for LogicStream, Inc., a managed service provider and colocation company from March 2000 to October 2000.  He served as a sales executive with Auspex Systems, Inc., a network attached storage company, from June 1999 to March 2000.  Mr. Butkovsky was the Northeast Regional Director of Micron Electronics Incorporated from May 1996 to June 1999.

Charles Goldwater, 58, has been the Company’s SVP and President of the Media Services Group since July 2006 and the President and COO of Christie/AIX, Inc. (“AccessIT DC”), the Company’s indirectly wholly-owned subsidiary since August 2005.  From 2002 to 2005, Mr. Goldwater was the CEO of Digital Cinema Initiatives, LLC (“DCI”) a joint venture of seven motion picture studios: Buena Vista Pictures Distribution (Disney), Twentieth Century Fox Film Corporation (Fox), Metro-Goldwyn-Mayer, Paramount Pictures, Sony Pictures Entertainment, Universal Studios, and Warner Bros. Studios.  Prior to DCI, Mr. Goldwater’s 30-year career focused principally on the exhibition side of the film industry, where he held senior management positions with USA Cinemas and

National Amusements, and with Loews Theatres.  Mr. Goldwater also served as President/CEO of Mann Theatres in Los Angeles and as President of Cablevision Cinemas.

Brian D. Pflug, 42, has been the Company’s SVP -- Accounting and Finance since January 2003.  From September 2000 to December 2002, he had been the Company’s Vice President -- Controller.  From July 1998 to September 2000, Mr. Pflug was the Controller of Cablevision Cinemas, where he was responsible for all accounting functions, including financial reporting, payroll and accounts payable.  Prior to that, Mr. Pflug was employed for four years at GPU, Inc. (which later merged with FirstEnergy Corp.), a large energy provider, in the areas of SEC reporting and accounting research.  Mr. Pflug began his career as an auditor at Coopers & Lybrand and is a Certified Public Accountant.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

Cinedigm’s executive compensation philosophy is focused on enabling the Company to hire and retain qualified, motivated executives while meeting its business needs and objectives. Consistent with this philosophy, the executive compensation program (the “Compensation Program”) has been designed around the following objectives:

•	Provide competitive compensation levels to enable the recruitment and retention of highly qualified executives.
•	Design incentive programs that strengthen the link between pay and corporate performance to encourage and reward excellence and contributions that further Cinedigm’s success.
•	Align the interests of executives with those of shareholders through grants of equity-based compensation that also provide opportunities for ongoing executive ownership.

An overriding principle in delivering on these objectives is to ensure that compensation decisions are made in the Company’s best financial interests, such that incentive awards are both affordable and reasonable, taking into account Company performance and considering the interests of all stakeholders.

Cinedigm became a public company in 2003 under the name Access Integrated Technologies, Inc. The Company adopted the name Cinedigm Digital Cinema Corp. in 2008 to better represent its position in the new paradigm in cinema entertainment. Following several years of significant growth, revenue growth slowed in the past fiscal year, yet both revenue and EBITDA did increase. Going forward, the Company faces the challenges of continuing to grow in a new and evolving market against the backdrop of a severe economic downtown.

As the Company has evolved, so too has the Compensation Program. Initially focused on revenue growth, the Compensation Program was restructured last year to reward the Chief Executive Officer (“CEO”) for achieving strategic goals and increasing shareholder value. Going forward, the Company is focused on improving both shareholder returns and its cash position. Decisions about the compensation for the other Named Executive Officers (“NEOs”) historically have been more discretionary in nature. In the fiscal year just ended, a stronger emphasis was placed on linking pay to performance, and each NEO was assessed on achievement of specific factors (see Factors for Determining Incentive Award for an explanation of the factors used to assess each NEO). The Company intends to continue to strengthen the pay-for-performance linkage going forward.

The Compensation Program consists of base salary, annual incentives, and long-term equity compensation. In addition, all NEOs receive some modest personal benefits and perquisites. The Company does not, however, provide supplemental retirement benefits for NEOs; retirement benefits are accumulated through the Company’s 401(k) Plan which is open to all employees. Among the NEOs, only the CEO has an employment agreement.

The Compensation Committee annually reviews the executive compensation elements and assesses the integrity of the Compensation Program as a whole to ensure that it continues to be aligned with the Company’s compensation objectives, and thus, supports the attainment of Company goals. Periodically, the Company reviews competitive compensation levels, mix and practices to ensure all Compensation Program features continue to be in line with the market, while still reflecting the unique needs of our business model. Additionally, in response to business and talent needs, executive management brings compensation proposals to the Compensation Committee which then reviews the proposal and either approves or denies the proposed changes.

Competitive Positioning and Mix of Pay

Benchmarking

The primary source of peer data for executives is a customized peer group developed to reflect competitors for business and talent. The peer group was established as part of a comprehensive benchmarking assessment undertaken by the Compensation Committee (working with an outside consulting firm, HR+Survey Solutions, LLC) at the end of 2007. While company size is a significant driver of compensation levels (as it is a fairly consistent indicator of an executive’s scope of responsibility), only a limited number of public companies are comparable to Cinedigm in terms of size and business. In addition, the Company is in a growth mode, and it needs to make comparisons to companies with revenues that represent where Cinedigm aspires to be as well as to companies with revenues that are closer in range to Cinedigm’s current size. Therefore, peer companies were selected based on the following considerations:

•	Company size: Peer company revenues range from $101 million to $790 million; median revenue for the peer group is $290 million.
•	Industry: Selected companies occupy a similar space in the market and are working toward achieving “breakthroughs” in the technological process.
•	Company maturity: Selected companies are in a growth mode.

The peer group includes the following six companies: Akamai Technologies, DG FastChannel, Inc., IMAX Corporation, Macrovision Corp., National CineMedia, Inc., and TIVO Inc.

In the most recent competitive assessment analysis (conducted at the end of 2007), the CEO’s base salary and total cash compensation, relative to the peer group, was found to be positioned at 107% of the 75th percentile while total direct compensation was 84% of median. While the Compensation Committee has not defined a targeted pay positioning for the NEOs, such prominent positioning was appropriate in the Compensation Committee’s view because the CEO is the primary driver of the business. Since that review, the Compensation Committee has taken steps to shift a larger portion of pay into variable vehicles (see CEO Compensation Arrangements below).

The other NEOs are positioned at the median of the peer group for base salary and below median for total compensation. It is the belief of the Compensation Committee that the available talent pool to fill these positions is broader than the pool for the CEO. Thus, while these positions are paid below the median of the peer group, the Compensation Committee believes that their pay levels, and potential opportunity for wealth creation through stock grants, are robust enough to retain and motivate them.

The Compensation Committee elected not to conduct a competitive analysis of executive compensation elements this year because the market data would represent company information reported prior to the economic downturn, which could make the information less useful for decision-making. The Compensation Committee believed that the resources required to conduct the analysis could be better spent elsewhere in the Company. The Compensation Committee expects to resume the competitive analysis in the near future when there is added value from the information. In the mean time, the Compensation Committee will reference the prior study for benchmarking and published and private surveys to assess executive compensation trends and practices as needed.

Going forward, the Compensation Committee plans to continue its work to establish a comprehensive framework for assuring pay is competitive and performance-based. Identifying the peer group was the first step; the Compensation Committee will continue to develop elements of such a framework in keeping with the Company’s executive compensation philosophy in the future. For the 2009/2010 fiscal year, the Compensation Committee expects to implement a formal annual incentive plan for thirteen Cinedigm executives including the NEOs. The plan will have pre-established threshold, maximum and target levels of incentive awards defined as a percentage of a participant’s salary. Payouts will be based on two sets of measures and goals, with the first set triggering plan funding and the second set used to determine the size of the awards. This second set of goals will represent a combination of corporate, segment, division, and individual metrics.

Pay Mix

The Company is evolving from a pay philosophy that emphasized fixed pay to one that believes a substantial portion of each executive’s compensation should be at risk and dependent upon performance. Currently, the mix of pay for NEOs, except the CEO, favors base salary. In contrast, the CEO’s current pay mix is weighted toward variable pay.

Going forward, the Company plans to deliver a greater proportion of total compensation through variable elements. While the Compensation Committee has not adopted a targeted mix of either long-term to short-term, fixed to variable, or equity and non-equity compensation, they have taken steps to increase the portion of variable compensation. Steps in this direction include grants of performance-based restricted stock units (“RSUs”) to the NEOs, the elimination in 2008 of the CEO’s guaranteed bonus, and holding the CEO’s salary at its 2005 level and providing a three-year loading grant of stock options (in 2008).

Elements of Compensation

Base Salary

Base salaries are fixed compensation with the primary function of aiding in attraction and retention. These salaries are reviewed annually as well as at the time of a promotion or other change in responsibilities. Increases are based on an evaluation of the previous year’s performance of the Company and the executive, the relative strategic importance of the position, market conditions, and competitive pay levels.

All NEOs except the CEO last received a salary increase on May 1, 2008. The salary increases for these executives were informed by the competitive peer group analysis and took into consideration each executive’s performance contribution. The CEO recommended the amounts to the Compensation Committee for their approval. Mr. Goldwater received an increase of 7%. Messrs. Loffredo’s and Pflug’s salaries increased by approximately 14% and Mr. Butkovsky’s increased by 10%. Mr. Mayo did not receive a salary increase, reflecting the plan to transition the focus of his compensation to variable pay, and maintain his salary at a level appropriate to the CEO of a public company of the Company’s size and scope.

NEO salaries will remain at current levels throughout the new fiscal year, with no salary increases planned. The decision to maintain salaries at current levels and forgo salary increases reflects the Compensation Committee’s plan to deliver a greater proportion of compensation through variable components over time.

Annual Incentive Awards

The CEO is eligible to receive an annual incentive award, paid partially in cash and partially in restricted stock. The Compensation Committee assesses the CEO’s performance against achievement of the measures/goals cited above to determine an appropriate incentive payment. (See CEO Compensation Arrangements, below, for further explanation of award).

The other NEOs are also eligible to receive a discretionary annual incentive cash award, with respect to which the CEO makes recommendations to the Compensation Committee for its review and approval. To recognize performance for the fiscal year ended March 31, 2009, the CEO and Compensation Committee assessed the factors cited below taking into consideration the difficult economic climate. The Compensation Committee approved the following cash awards: $37,500 to Mr. Goldwater, $25,000 to Mr. Loffredo, $20,000 each to Messrs. Butkovsky and Pflug.

Factors for Determining Incentive Awards

All NEOs were assessed against a set of factors (listed in the chart below) that align with the Company’s strategic objectives; no one factor was given any particular weighting. The Compensation Committee considered the level of performance achieved in making decisions about incentives for the fiscal year ended March 31, 2009.

NEO Incentive Award Factors for Fiscal Year Ended March 31, 2009

NEO	Factors Considered for the Incentive Awards
A. Dale Mayo, President, CEO and Chairman	•	Refinance Phase 1 Credit Facility
	•	Increase Adjusted EBITDA by 20%
	•	Increase Revenue by 10%
	•	Commence Phase 2 Digital System Deployment
	•	Sign Exhibitors to Phase 2 Digital System Deployment
	•	Initiate Live Events Program
Charles Goldwater, SVP, President-MSG, President	•	AccessIT DC EBITDA
	•	AccessIT DC Revenue

and COO of AccessIT DC	•	AccessIT Software EBITDA
	•	AccessIT Software Revenue
	•	DMS EBITDA
	•	DMS Revenue
	•	Sign studios and exhibitors to Phase 2 Contracts
	•	Create a more sales oriented strategy for AccessIT Software to sell its core products (TCC & TDS/TDSG)
	•	Implement a cost reduction plan if sales not met
Gary S. Loffredo, SVP—Business Affairs, General Counsel and Secretary	•	Oversee all required SEC filings, proxies, etc accurately and on time
	•	Supervise and sign off on all CIDM contracts, NDAs, HR processes
	•	Oversee all litigation, including Pavilion sprinkler system dispute with landlord
	•	Sale of IP to Boeing, and sale of non core business units
	•	Reduce costs in all insurance premiums for FY10
Jeff Butkovsky, SVP—CTO	•	Interface with all MSG divisions and studios to provide clear messaging and reporting internally and externally
	•	Provide high level oversight for Phase 1 and 2 SW upgrades and deployment of CineLive with DMS
	•	Assist in generating new sales to DCIP and international for AccessIT SW's TCC products
	•	Provide a high level "translation" and internal and external education of all Cinedigm affected technical specifications, including demos and guidance to all non technical personnel
	•	Productize the Company’s Library Management Server by arranging to have it made for by an IBM affiliate
Brian D. Pflug, SVP—Accounting and Finance	•	Oversee all accounting and auditing as Chief Accounting Officer to ensure with corporate counsel and CEO timely and accurate SEC filings and reports
	•	Provide timely and accurate internal reports and close the books monthly accurately and by the 10th of the month
	•	Manage staff and delegate more responsibility to senior staff (Controller and Assistant Controller) so as not to have as many processes on his desk with limited knowledge by others
	•	Act as primary interface with independent auditors and Audit Committee and communicate effectively with both

Long-Term Incentive Awards

The Compensation Committee annually considers long-term incentive awards, for which it has the authority to grant a variety of equity-based awards. The primary objective of such awards is to align the interests of executives with those of shareholders by increasing executive ownership and fostering a long-term focus. In recent years, such awards have been made after fiscal year end in order to permit consideration of year-end performance.

Long-term incentive awards for the NEOs have historically consisted of stock options. To incorporate an additional equity vehicle into the Compensation Plan, starting in 2008 NEOs became eligible for grants of RSUs. These grants were designed to aid in retention, provide a discretionary reward for performance, increase executive ownership, and focus NEOs on improving share price.

As part of the approach to shift the CEO’s compensation toward more variable pay and strengthen the tie to long-term performance, the CEO received a grant of RSUs in April 2009. He also received a stock option grant in 2008, which was structured to deliver a portion of the shares (429,997) in March 2008 and the remainder (320,003 shares) in September 2008, as the issuance of the 320,003 stock options was subject to shareholder approval, which was obtained at the Company’s 2008 Annual Meeting of Stockholders held on September 4, 2008 (discussed in more detail below).

The other NEOs also received a grant of RSUs in April 2009. These grants were recommended by the CEO and authorized by the Compensation Committee after the end of fiscal year ended March 31, 2009. These RSU grants were designed to aid in retention, provide a modest discretionary reward for performance, increase executive ownership, and focus NEOs on improving share price. The size of the grants, based on the value of such grants at the then-current stock price, were calibrated against competitive levels to ensure an appropriately sized reward. Grant levels were as follows: 50,000 RSUs to Mr. Goldwater; 35,000 RSUs to Mr. Loffredo; 25,000 RSUs each to Messrs. Butkovsky and Pflug. The grant featured accelerated vesting based on stock price appreciation. The RSUs will fully vest at the end of year one if the stock price achieves $12.00 per share for 10 consecutive trading days (a “10-day period”) during such year. If stock price reaches $9.50 per share for a 10-day period during year one, two-thirds of the shares vest; a stock price of $7.00 per share for a 10-day period during year one triggers one-third of the shares to vest. No vesting occurs if the stock price does not achieve at least $7.00 per share for a 10-day period during that year. The same schedule applies in year two of the grant. At the end of year three, all remaining unvested shares vest regardless of price. The RSUs may be settled in stock or cash or a combination thereof, at the Company’s discretion.

CEO Compensation Arrangements

As explained above, Mr. Mayo, the President and CEO, is also the founder of the Company. Historically, his compensation has been determined pursuant to the terms of his employment agreement and has reflected his leadership and influence as the driving force behind the Company’s success. As the Company has evolved, the Compensation Committee, while recognizing the continued importance of his leadership and influence, has taken actions to shift the CEO’s pay such that base salary becomes less prominent, and performance-based variable compensation opportunity comprises a larger portion of overall pay. These steps align Mr. Mayo’s compensation with those of CEOs in peer companies by holding his base salary at its 2005 level and revising his variable compensation arrangements to include performance-based annual and long-term incentives.

In keeping with the Compensation Committee’s objective to emphasize the movement towards more variable compensation and greater linkage of pay for performance, a larger portion of the CEO’s total compensation is based on stock price performance. Specifically, the Compensation Committee has:

•	Maintained Mr. Mayo’s base salary at the 2005 level with no increases.
•	Authorized that half of the CEO’s bonus above the threshold amount be paid in restricted stock.
•	Eliminated a provision in the CEO’s contract that guaranteed a portion of the annual bonus.
•	Approved a one-time three-year grant of stock options (granted in 2008).
•	Approved grants of RSUs.

As a result of these actions, Mr. Mayo’s total cash compensation has moderated overall, and a greater proportion of equity-based compensation is awarded dependent on achievement of performance in strategic areas. The following is a summary of the recent compensation awards:

Base Salary: In the Last Fiscal Year, Mr. Mayo received a base salary of $600,000 (maintained at 2005 levels).

Annual Incentive:  Mr. Mayo received a threshold level performance cash award of $240,000. The award was based on performance in the Last Fiscal Year in for the performance goals/measures identified in the chart above (see Factors for Determining Incentive Awards) that align with the Company’s strategic objectives. The Compensation Committee assessed actual performance in these areas and developed an overall consensus regarding the CEO’s performance and a corresponding incentive payout. In formulating the assessment, the Compensation Committee also took into consideration the impact of the economic downturn. The Compensation Committee determined that a threshold-level annual incentive award would be appropriate for the fiscal year ending March 31, 2009.

The performance cash award is designed such that Mr. Mayo may receive a target award equal to 75% of salary. Incentive awards begin to pay out at a threshold level of performance. Achieving threshold performance can result in an award equal to 50% of the target award. Payments are capped at 175% of the target award. Performance between the specified levels results in pro-rated payments.

Total Cash Compensation: Mr. Mayo’s total cash compensation has decreased over the last two years, as the Compensation Committee has shifted his opportunity towards long-term incentives and stock awards.

Long-Term and Stock Awards: Mr. Mayo received a grant of 94,340 RSUs, as payment of a portion of Mr. Mayo’s bonus for the fiscal year ending March 31, 2009. In addition, as noted above, Mr. Mayo received a one-time grant of

750,000 stock options representing a multi-year award of 250,000 shares per year for the three fiscal years 2009, 2010 and 2011 of Mr. Mayo’s employment agreement. A portion of that grant, 320,003 shares was subject to shareholder approval, which was obtained at the Company’s 2008 Annual Meeting of Stockholders held on September 4, 2008.  As with the RSUs (see discussion of Restricted Stock Units above), the stock option grant vests at the end of three years, but has an accelerated vesting based on stock price appreciation. This performance acceleration feature heightens the emphasis on the linkage between executive compensation and shareholder returns.

The equity components reflect the Compensation Committee’s decision (made at the end of the fiscal year ending March 31, 2008) to shift Mr. Mayo’s compensation towards variable components with a greater long-term focus, and to strengthen the alignment between his compensation and shareholder interests.

Personal Benefits and Perquisites

In addition to the benefits provided to all employees and grandfathered benefits (provided to all employees hired before January 1, 2005), NEOs are eligible for an annual physical; an allowance of $4,000 to cover any unreimbursed healthcare costs; and supplemental life insurance coverage of $200,000. The CEO only is eligible for a long-term care policy and a $5 million key-man life insurance policy, the proceeds of which shall be used to repurchase, after reimbursement of all premiums paid by the company, the CEO’s stock from his estate in the event of his death.

It is the Company’s policy to provide minimal and modest perquisites to the NEOs, including an annual automobile allowance.

Employment Agreement for CEO

The Company provides an employment agreement to the CEO as a means of retention during periods of uncertainty and operational challenge. Additionally, the employment agreement includes non-compete and non-solicitation provisions. The provisions for severance benefits are at typical competitive levels. See page 23 for a description of the material terms of Mr. Mayo’s employment agreement.

Stock Ownership Guidelines

The Company does not maintain formal stock ownership guidelines.

Policy on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to certain executive officers named in this proxy statement, unless certain requirements are met. No element of the Company’s compensation, including the annual incentive awards and restricted stock, meets these requirements. Given the Company’s net operating losses, Section 162(m) is not currently a material factor in designing compensation.

Recapture Policy

The Company intends to recapture compensation as required under the Sarbanes-Oxley Act. However, there have been no instances where it needed to recapture any compensation.

COMPENSATION COMMITTEE REPORT

The following report does not constitute soliciting material and is not considered filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that precedes this Report as required by Item 402(b) of the SEC’s Regulation S-K. Based on its review and discussions with management, the Compensation Committee recommended to the Board the inclusion of the Compensation Discussion and Analysis in this Proxy Statement.

The Compensation Discussion and Analysis discusses the philosophy, principles, and policies underlying the Company’s compensation programs that were in effect during the Last Fiscal Year and which will be applicable going forward until amended.

Respectfully submitted,

The Compensation Committee of the Board of Directors

Wayne L. Clevenger, Chairman
Gerald C. Crotty
Robert Davidoff
Robert E. Mulholland

THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE “SOLICITING MATERIAL” OR BE DEEMED FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

The following table sets forth certain information concerning compensation received by the Company’s CEO and its four other most highly compensated individuals who were serving as executive officers at the end of the Last Fiscal Year, for services rendered in all capacities during the Last Fiscal Year (the “Named Executives”).

	SUMMARY COMPENSATION TABLE
Name and Principal Position(s)	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
A. Dale Mayo	2009	600,000	340,000(8)	49,885	247,784	57,023	1,294,692
President, CEO and	2008	600,000	390,000	8,936	578	56,058	1,055,572
Chairman	2007	600,000	500,000	-	1,314,969	53,978(5)	2,468,947

Charles Goldwater	2009	372,917	37,500	47,475(7)	45,620	25,888	529,400
SVP, President-	2008	350,000	-	7,081(6)	27,175	25,753	410,009
MSG, President and COO of AccessIT DC	2007	240,417	18,000	-	84,212	25,328	367,957

Gary S. Loffredo	2009	311,667	25,000	35,793(7)	8,600	27,893	408,953
SVP – Business	2008	275,000	-	2,832(6)	3,757	27,394	308,983
Affairs, General Counsel and Secretary	2007	250,000	13,750	-	73,400	27,129	364,279

Jeff Butkovsky	2009	272,917	20,000	30,752(7)	8,600	24,383	356,652
SVP - CTO	2008	250,000	-	2,832(6)	3,757	23,809	280,398
	2007	225,000	15,000	-	73,400	23,221	336,621

Brian D. Pflug	2009	247,500	20,000	32,601(7)	8,600	24,059	332,760
SVP – Accounting	2008	220,000	-	3,777(6)	3,757	23,696	251,230
and Finance	2007	200,000	3,000	-	73,400	23,471	299,871

(1)	Reflects amounts earned during such fiscal year.
(2)
The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended March 31, 2007, 2008 and 2009, in accordance with SFAS No. 123(R) and thus include amounts from awards granted in and prior to the respective fiscal years.  Assumptions used in the calculation of these amounts are included in footnote 2 to the Company’s audited financial statements for the fiscal year ended March 31, 2009, included in the Company’s Annual Report on Form 10-K filed with the SEC on June 15, 2009 (the “Form 10-K”).
(3)
The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended March 31, 2007, 2008 and 2009, in accordance with SFAS No. 123(R) and thus include amounts from awards granted in and prior to the respective fiscal years.  Assumptions used in the calculation of these amounts are included in footnote 2 to the Company’s audited financial statements for the fiscal year ended March 31, 2009, included in the Form 10-K.  The amounts for 2007 include the value of stock options granted for which vesting was accelerated during the fiscal year ended March 31, 2006, in anticipation of the adoption of SFAS 123(R).  However, such expense was not recognized until stockholders approved an increase to the Plan during the fiscal year ended March 31, 2007.

(4)
Includes automobile allowances, additional life insurance premiums and certain medicals expenses paid by the Company and the Company’s matching contributions under its 401(k) plan and the premiums for group term life insurance paid by the Company.  Under its 401(k) plan, the Company automatically matches 50% of the first 6% of employee contributions (on a per-payroll period basis) or the statutory annual limit set by the Internal Revenue Service.  Effective April 1, 2009, for the fiscal year ending March 31, 2010, the Company has decided to suspend the Company’s matching contributions under its 401(k) plan for all employees.

(5)
Excludes premiums for one ten-year term life insurance policy, in the benefit amount of $5 million, under which the Company is the beneficiary and also excludes the premiums for an additional ten-year term life insurance policy in the benefit amount of $5 million, under which the proceeds of the policy are to be used to repurchase, after reimbursement of all premiums paid by the Company, shares of the Company’s capital stock held by Mr. Mayo’s estate.

(6)
Excludes the value of 340,000 restricted stock units awarded in May 2008 for services rendered in all capacities during the fiscal year ended March 31, 2008, which was approved by the shareholders at the Company’s 2008 Annual Meeting of Stockholders held on September 4, 2008.

(7)
Includes the value of 340,000 restricted stock units awarded in May 2008 for services rendered in all capacities during the fiscal year ended March 31, 2008, which was approved by the shareholders at the Company’s 2008 Annual Meeting of Stockholders held on September 4, 2008.  These restricted stock units were awarded to the Named Executives, other than the CEO, as follows:  100,000 RSUs to Mr. Goldwater, 90,000 RSUs to Mr. Loffredo, and 75,000 RSUs each to Messrs. Butkovsky and Pflug.  The Company may pay such restricted stock units upon vesting in cash or shares of Class A Common Stock or a combination thereof at the Company’s discretion.

(8)	Includes the grant of 94,340 RSUs, as payment of a portion of Mr. Mayo’s bonus.

Employment agreements and arrangements between the Company and Named Executives

A. Dale Mayo.  In March 2008, the Company entered into an amended and restated employment agreement (the “Agreement”) with A. Dale Mayo.  The Agreement with Mr. Mayo supersedes the terms and conditions of his existing amended and restated employment agreement (the “Previous Agreement”) and extends the term of his employment to March 31, 2011; upon such expiration, either the Board or Mr. Mayo may exercise the option to have Mr. Mayo serve only as Chairman and Chief Executive Officer of the Company for a term of three years, with both his time commitment and Base Salary (as defined therein) reduced by 50% from their levels immediately before such change in roles.  Under the Previous Agreement, Mr. Mayo received an annual base salary of $600,000 and a guaranteed bonus of $240,000 per year.  Under the Employment Agreement, Mr. Mayo will receive a base salary of $600,000, subject to increase for subsequent years in the sole discretion of the Compensation Committee of the Board (the “Committee”), and an annual bonus based on the satisfaction of certain performance targets to be set annually by the Committee, which bonus shall not exceed 131.25% of Mr. Mayo’s then-Base Salary and is payable in cash, as to the portion of any bonus earned for an initial target, and then 50% in cash and 50% in restricted stock for any additional bonus amount earned for higher targets.  Under the Agreement, Mr. Mayo has agreed to not disclose or use any confidential information of the Company and, for a period of one year after the termination or expiration of his agreement, not to compete with the Company.  The Company may terminate Mr. Mayo’s employment if Mr. Mayo is convicted of theft or embezzlement, fraud, unauthorized appropriation of any assets or property or any felony involving dishonesty or moral turpitude.  In the event of such termination, the Company will pay only any earned but unpaid salary up to the date of termination.  If the Company terminates Mr. Mayo for any other reason, Mr. Mayo will be entitled to receive his salary, including bonuses, until the scheduled expiration of the Agreement, during which time Mr. Mayo will be obligated to seek other employment.  In addition, on June 15, 2006, Mr. Mayo entered into an employment agreement with AccessIT DC, an indirectly wholly-owned subsidiary of the Company, pursuant to which he serves as CEO of AccessIT DC but for which he receives no compensation in addition to that which he receives from the Company.

The following table sets forth certain information concerning grants of stock options and restricted stock made under the Company’s Second Amended and Restated 2000 Equity Incentive Plan to the Company’s Named Executives during the Last Fiscal Year.

GRANTS OF PLAN-BASED AWARDS

		Estimated future payouts under equity incentive plan awards			All other stock awards: Number of shares of stock or	Exercise or base price	Grant date fair value of stock
Name	Grant date	Threshold (#)	Target (#)	Maximum (#)	units (#)(1)	of option awards ($/Sh)	and option awards ($)
A. Dale Mayo	--	--	--	--	--	--	--
Charles Goldwater	5/9/2008	--	--	--	100,000	$1.66	166,000
Gary S. Loffredo	5/9/2008	--	--	--	90,000	$1.66	149,400
Jeff Butkovsky	5/9/2008	--	--	--	75,000	$1.66	124,500
Brian D. Pflug	5/9/2008	--	--	--	75,000	$1.66	124,500

(1)
Reflects restricted stock units awarded in May 2008 for services rendered in all capacities during the fiscal year ended March 31, 2008, which was approved by the shareholders at the Company’s 2008 Annual Meeting of Stockholders held on September 4, 2008.  The Company may pay such restricted stock units upon vesting in cash or shares of Class A Common Stock or a combination thereof at the Company’s discretion.  All such restricted stock units will vest on May 9, 2011, unless earlier vested pursuant to (a) or (b) below. (a) On May 9, 2009, (i) 1/3 of the RSUs will vest if the Common Stock has traded at $7.00 or more for at least 10 consecutive trading days (a "10-day period") during the year ending on such date or (ii) 2/3 of the RSUs will vest if the Common Stock has traded at $9.50 or more for a 10-day period during the year ending on such date. (b) On May 9, 2010, (i) 1/3 of the unvested RSUs will vest if the Common Stock has traded at $7.00 or more for a 10-day period during the two years ending on such date or (ii) 2/3 of the unvested RSUs will vest if the Common Stock has traded at $9.50 or more for a 10-day period during the two years ending on such date or (iii) all of the unvested RSUs will vest if the Common Stock has traded at $12.00 or more for a 10-day period during the year ending on such date.

The following table sets forth certain information concerning outstanding equity awards of the Company’s Named Executives at the end of the Last Fiscal Year.  All outstanding stock awards reported in this table represent restricted stock that vests in equal annual installments over three years.  At the end of the Last Fiscal Year, there were no unearned equity awards under performance-based plans.

OUTSTANDING EQUITY AWARDS AT MARCH 31, 2009
OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
A. Dale	100,000(4)		7.04	6/9/2010
Mayo	300,000(5)		10.89	12/15/2010
		750,000(6)	3.25	3/31/2013
					39,840	(18)	24,701
Charles	25,000(4)		10.07	8/2/2015
Goldwater	10,000(4)		9.98	10/26/2015
	10,000(5)		10.25	3/8/2016
	6,600(7)	3,400(7)	9.45	10/3/2016
	4,950(8)	10,050(8)	5.16	10/18/2017
					5,000	(19)	3,100
					100,000	(20)	62,000
Gary S.	50,000(9)		7.50	8/2/2010
Loffredo	20,000(10)		5.00	2/28/2012
	20,000(11)		2.50	12/18/2012
	50,000(12)		5.00	11/4/2013
	40,000(13)		3.60	1/13/2015
	10,000(5)		10.25	3/8/2016
	3,300(8)	6,700(8)	5.16	10/18/2017
					2,000	(19)	1,240
					90,000	(20)	55,800
Jeff	5,000(14)		12.50	10/30/2010
Butkovsky	10,000(10)		5.00	2/28/2012
	10,000(15)		7.50	7/12/2012
	10,000(11)		2.50	12/18/2012
	30,000(12)		5.00	11/4/2013
	45,000(13)		3.60	1/13/2015
	10,000(5)		10.25	3/8/2016
	3,300(8)	6,700(8)	5.16	10/18/2017
					2,000	(19)	1,240
					75,000	(20)	46,500
Brian D.	186(16)		8.06	6/1/2010
Pflug	5,000(16)		7.50	6/1/2010
	10,000(17)		12.50	12/12/2010
	10,000(10)		5.00	2/28/2012
	10,000(11)		2.50	12/18/2012
	50,000(12)		5.00	11/4/2013
	40,000(13)		3.60	1/13/2015
	10,000(5)		10.25	3/8/2016
	3,300(8)	6,700(8)	5.16	10/18/2017
					2,666	(19)	1,653
					75,000	(20)	46,500

(1)	Reflects stock options granted under the Company’s Second Amended and Restated 2000 Equity Incentive Plan.
(2)	Reflects restricted stock awards granted under the Company’s Second Amended and Restated 2000 Equity Incentive Plan.

(3)	Reflects the market value of shares of stock that have not vested using the last reported closing price per share of the Class A Common Stock as reported by NASDAQ on March 31, 2009 of $0.62.
(4)	Such options vested on March 8, 2006.
(5)	Such options vested on September 14, 2006.
(6)
Such options will vest on March 31, 2011 or earlier as follows: (a) on March 31, 2009, 1/3 of the options will vest if the Class A Common Stock has traded at $7.00 or more for at least 10 consecutive trading days (a "10-day period") during the year ending on such date; 2/3 of the options will vest if the Class A Common Stock has traded at $9.50 or more for a 10-day period during the year ending on such date; or all of the options will vest if the Class A Common Stock has traded at $12.00 or more for a 10-day period during the year ending on such date; and (b) on March 31, 2010, 1/3 of the unvested options will vest if the Class A Common Stock has traded at $7.00 or more for a 10-day period during the two years ending on such date; 2/3 of the unvested options will vest if the Class A Common Stock has traded at $9.50 or more for a 10-day period during the two years ending on such date; or all of the unvested options will vest if the Class A Common Stock has traded at $12.00 or more for a 10-day period during the year ending on such date.

(7)	Of such total options, 1/3 vested on October 3 of each 2007 and 2008 and 1/3 will vest on October 3, 2009.
(8)	Of such options, 1/3 vested on October 18, 2008 and 1/3 will vest on October 18 of each of 2009 and 2010.
(9)	Of such options, 1/3 vested on August 2 of each of 2001, 2002 and 2003.
(10)	Of such options, 1/3 vested on February 28 of each of 2003, 2004 and 2005.
(11)	Of such options, 1/3 vested on December 18 of each of 2003, 2004 and 2005.
(12)	Of such options, 1/3 vested on November 4 of each of 2004 and 2005 and 1/3 vested on September 14, 2006.
(13)	Such options vested on December 1, 2005.
(14)	Of such options, 1/3 vested on October 30 of each of 2001, 2002 and 2003.
(15)	Of such options, 1/3 vested on July 12 of each of 2003, 2004 and 2005.
(16)	Of such options, 1/3 vested on June 1 of each of 2001, 2002 and 2003.
(17)	Of such options, 1/3 vested on December 12 of each of 2001, 2002 and 2003.
(18)	Of such restricted shares, 1/2 will vest on January 24 of each of 2010 and 2011.
(19)	Of such restricted shares, 1/2 will vest on September 20 of each of 2009 and 2010.
(20)
Reflects restricted stock units awarded in May 2008 for services rendered in all capacities during the fiscal year ended March 31, 2008, which was approved by the shareholders at the Company’s 2008 Annual Meeting of Stockholders held on September 4, 2008. The Company may pay such restricted stock units upon vesting in cash or shares of Class A Common Stock or a combination thereof at the Company’s discretion.  All such restricted stock units will vest on May 9, 2011, unless earlier vested pursuant to (a) or (b) below. (a) On May 9, 2009, (i) 1/3 of the RSUs will vest if the Common Stock has traded at $7.00 or more for at least 10 consecutive trading days (a "10-day period") during the year ending on such date or (ii) 2/3 of the RSUs will vest if the Common Stock has traded at $9.50 or more for a 10-day period during the year ending on such date. (b) On May 9, 2010, (i) 1/3 of the unvested RSUs will vest if the Common Stock has traded at $7.00 or more for a 10-day period during the two years ending on such date or (ii) 2/3 of the unvested RSUs will vest if the Common Stock has traded at $9.50 or more for a 10-day period during the two years ending on such date or (iii) all of the unvested RSUs will vest if the Common Stock has traded at $12.00 or more for a 10-day period during the year ending on such date.

Directors

The following table sets forth certain information concerning compensation received by the Company’s Directors for services rendered as a director during the Last Fiscal Year.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Wayne L. Clevenger (3)	15,000	7,094	12,865	--	--	--	34,959
Gerald C. Crotty	15,000	7,094	12,865	--	--	--	34,959
Robert Davidoff	15,000	7,094	12,865	--	--	--	34,959
Matthew W. Finlay (3)	15,000	7,094	12,865	--	--	--	34,959
Adam M. Mizel	3,000	--	--	--	--	--	3,000
Robert E. Mulholland	15,000	7,094	12,865	--	--	--	34,959

(1)
Includes 20,690 restricted stock units awarded to each director in May 2008 for services rendered during the fiscal year ended March 31, 2008, which were approved by the shareholders at the Company’s 2008 Annual Meeting of Stockholders held on September 4, 2008.  The Company may pay such restricted stock units upon vesting in cash or shares of Class A Common Stock or a combination thereof at the Company’s discretion.  The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended March 31, 2009, in accordance with SFAS No. 123(R).  Assumptions used in the calculation of these amounts are included in footnote 2 to the Company’s audited financial statements for the fiscal year ended March 31, 2009, included in the Form 10-K.

(2)
The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended March 31, 2009, in accordance with SFAS No. 123(R). Assumptions used in the calculation of these amounts are included in footnote 2 to the Company’s audited financial statements for the fiscal year ended March 31, 2009, included in the Form 10-K.

(3)
Such cash payments were paid to and stock awards are held by MidMark Investments.  Messrs. Clevenger and Finlay disclaim beneficial ownership of such securities, except to the extent of any pecuniary interest therein.

EQUITY COMPENSATION PLANS

The following table sets forth certain information, as of March 31, 2009, regarding the shares of Cinedigm’s Class A Common Stock and AccessDM’s common stock authorized for issuance under their respective equity compensation plans.

Plan	Number of shares of common stock issuable upon exercise of outstanding options	Weighted average of exercise price of outstanding options	Number of shares of common stock remaining available for future issuance
AccessIT Second Amended and Restated 2000 Equity Incentive Plan (“the Plan”) approved by shareholders	2,313,622 (1)(5)	$6.11	559,648
Cinedigm compensation plans not approved by shareholders	N/A	N/A	N/A
AccessDM compensation plan approved by AccessDM’s shareholders	1,055,000 (2)(4)	$0.95 (3)	945,000 (2)
AccessDM compensation plans not approved by AccessDM’s shareholders	N/A	N/A	N/A

(1)	Shares of Cinedigm Class A Common Stock.
(2)	Shares of AccessDM common stock.
(3)	Since there is no public trading market for AccessDM’s common stock, the fair market value of AccessDM’s common stock on the date of grant was determined by an appraisal of such options.
(4)	As of March 31, 2009, there were 50,000,000 shares of AccessDM’s common stock authorized and 19,213,758 shares of AccessDM’s common stock issued and outstanding.
(5)
Includes 723,700 restricted stock units awarded in May 2008 for services rendered in all capacities during the fiscal year ended March 31, 2008, which were approved by the shareholders at the Company’s 2008 Annual Meeting of Stockholders held on September 4, 2008.  The Company may pay such restricted stock units upon vesting in cash or shares of Class A Common Stock or a combination thereof at the Company’s discretion.

AccessIT equity incentive plan

Our Board adopted the Plan on June 1, 2000 and, in July 2000, our shareholders approved the Plan by written consent.  Under the Plan, we may grant both incentive and non-statutory stock options to our employees, non-employee directors and consultants.  The primary purpose of the Plan is to enable us to attract, retain and motivate our employees, non-employee directors and consultants.  On June 9, 2005, the Board approved the expansion of the Plan from 850,000 to 1,100,000 options, which was approved by the shareholders at the Company’s 2005 Annual Meeting held on September 15, 2005.  On July 6, 2006, the Board approved the expansion of the Plan from 1,100,000 to 2,200,000 options, which was approved by the shareholders at the Company’s 2006 Annual Meeting held on September 14, 2006.  On September 18, 2007, upon the approval of shareholders at the Company’s 2007 Annual Meeting, the Plan was amended to allow stock, restricted stock, stock appreciation rights, performance awards and other equity-based awards to be granted, in addition to stock options.  On May 9, 2008, the Board approved an amendment (the “Amendment”) to the Plan allowing for the grant of restricted stock units (“RSUs”) in addition to stock options, Class A Common Stock, restricted Class A Common Stock, stock appreciation rights, performance awards and other equity-based awards.  The Amendment did not require shareholder approval.  The expansion of the Plan from 2,200,000 to 3,700,000 options was approved by the shareholders at the Company’s 2008 Annual Meeting held on September 4, 2008.  As of March 31, 2009, there were 2,313,622 options outstanding to purchase shares of Class A Common Stock, and there were 559,648 shares of Class A Common Stock available for issuance under the Plan.  Subsequent to March 31, 2009, 504,090 RSUs were granted.  Such RSUs may be settled in cash or shares of Class A Common Stock or a combination thereof, at the Company’s discretion.

More information about the Plan is provided in connection with Proposal Four above.

AccessDM stock option plan

AccessDM’s Board adopted its stock option plan (“the AccessDM Plan”) on May 13, 2003 and its shareholders approved the AccessDM Plan on May 13, 2003.  Under the AccessDM Plan, AccessDM grants stock options to its employees, non-employee directors and consultants.  The AccessDM Plan authorizes up to 2,000,000 shares of AccessDM common stock for issuance upon the exercise of options granted under the AccessDM Plan.  As of March 31, 2009, AccessDM has issued options to purchase 1,055,000 of its shares to employees, and there were options to purchase 945,000 shares of AccessDM common stock available for grant under the AccessDM Plan.

Under the AccessDM Plan, stock options covering no more than 500,000 shares may be granted to any participant in any single calendar year and no participant may be granted ISOs with an aggregate fair market value, as of the date on which such options were granted, of more than $100,000 becoming exercisable for the first time in any given calendar year.  Stock options granted under the AccessDM Plan expire ten years following the date of grant (or such shorter period of time as may be provided in a stock option agreement or five years in the case of ISOs granted to shareholders who own greater than 10% of the total combined voting power of AccessDM and are subject to restrictions on transfer.  Stock options granted under the AccessDM Plan vest generally over periods up to three years.  The AccessDM Plan is administered by AccessDM’s Board.

The AccessDM Plan provides for the granting of ISOs with exercise prices of not less than 100% of the fair market value of AccessDM’s common stock on the date of grant.  ISOs granted to holders of more than 10% of the total combined voting power of AccessDM must have exercise prices of not less than 110% of the fair market value of AccessDM common stock on the date of grant.  ISOs and non-statutory stock options granted under the AccessDM Plan are subject to vesting provisions, and exercise is subject to the continuous service of the participants.  The exercise prices and vesting periods (if any) for non-statutory options are set at the discretion of AccessDM’s Board.  Upon a change of control of AccessDM, all stock options (incentive and non-statutory) that have not previously vested will vest immediately and become fully exercisable.  In connection with the grants of stock options under the AccessDM Plan, AccessDM and the participants have executed stock option agreements setting forth the terms of the grants.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own more than 10% of its Common Stock to file reports of ownership and changes in ownership with the Commission and to furnish the Company with copies of all such reports they file.  Based on the Company’s review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that none of its directors, executive officers or persons who beneficially own more than 10% of the Company’s Common Stock failed to comply with Section 16(a) reporting requirements in the Company’s Last Fiscal Year, except for Mr. Goldwater, who failed to timely file a Form 4 regarding one transaction.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

None.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Board’s Audit Committee (“Audit Committee”) oversees the Company’s financial reporting process on behalf of the Board.  In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in the Form 10-K, including a discussion of the acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed and discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with the standards of the Public Company Accounting Oversight Board, the matters required to be discussed by Statements on Auditing Standards (SAS 61), as may be modified or supplemented, and their judgments as to the acceptability of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board.

In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including receiving the written disclosures and letter from the independent auditors as required by the Independence Standards Board Standard No. 1, as may be modified or supplemented, and has considered the compatibility of any non-audit services with the auditors’ independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit.  The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Form 10-K for the year ended March 31, 2009 for filing with the SEC.

Respectfully submitted,

The Audit Committee of the Board of Directors

Matthew W. Finlay, Chairman
Wayne L. Clevenger
Robert Davidoff

THE FOREGOING AUDIT COMMITTEE REPORT SHALL NOT BE “SOLICITING MATERIAL” OR BE DEEMED “FILED” WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

INDEPENDENT AUDITORS

Eisner served as the independent registered public accounting firm to audit the Company’s consolidated financial statements since the fiscal year ended March 31, 2005 and the Board has appointed Eisner to do so again for the fiscal year ending March 31, 2010.

The Company’s Audit Committee has adopted policies and procedures for pre-approving all non-audit work performed by Eisner for the fiscal years ended March 31, 2008 and 2009.  In determining whether to approve a particular audit or permitted non-audit service, the Audit Committee will consider, among other things, whether the service is consistent with maintaining the independence of the independent registered public accounting firm.  The Audit Committee will also consider whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service to our Company and whether the service might be expected to enhance our ability to manage or control risk or improve audit quality.  Specifically, the Audit Committee has pre-approved the use of Eisner for detailed, specific types of services within the following categories of non-audit services: acquisition due diligence and audit services; tax services; and reviews and procedures that the Company requests Eisner to undertake on matters not required by laws or regulations.  In each case, the Audit Committee has required management to obtain specific pre-approval from the Audit Committee for any engagements.

The aggregate fees billed for professional services by Eisner for these various services were:

	For the fiscal years ended March 31,
Type of Fees	2008	2009
(1) Audit Fees	$541,200	$510,500
(2) Audit-Related Fees	5,000	15,000
(3) Tax Fees	287,799	-
(4) All Other Fees	-	-
	$833,999	$525,500

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees the Company paid Eisner for professional services for the audit of the Company’s consolidated financial statements for the fiscal years ended March 31, 2008 and 2009 included in Form S-3 and Form 10-K and review of consolidated financial statements incorporated by reference into Form S-3 and Form S-8 and included in Form 10-Qs and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any services not included in the first three categories.  All of the services set forth in sections (1) through (4) above were approved by the Audit Committee in accordance with the Audit Committee Charter.

For the fiscal year ended March 31, 2009, the Company retained a firm other than Eisner for tax compliance, tax advice and tax planning.

APPENDIX A

CERTIFICATE OF AMENDMENT

TO

FOURTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

OF

ACCESS INTEGRATED TECHNOLOGIES, INC.

_________________________

Pursuant to

§ 242 of the General Corporation Law

of the State of Delaware

_________________________

The undersigned, being the President of Access Integrated Technologies, Inc., a Delaware corporation (the “Corporation”), pursuant to Section 242 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), does hereby certify as follows:

1.
Pursuant to a unanimous written consent of the Board of Directors of the Corporation (the “Board”), the Board adopted resolutions (the “Amending Resolutions”) to amend the Corporation’s Fourth Amended and Restated Certificate of Incorporation of the Corporation, as filed with the Delaware Secretary of State on November 14, 2003 (together with any subsequent amendments and certificates of designations, the “Certificate of Incorporation”);

2.
Pursuant to a majority vote of the Corporation’s Shareholders in accordance with Section 242 of the DGCL, the holders of the Corporation’s outstanding capital stock voted in favor of the Amending Resolutions; and

3.	The Amending Resolutions were duly adopted in accordance with Section 242 of the DGCL.

NOW, THEREFORE, to effect the Amending Resolutions:

1.           All references to “Access Integrated Technologies, Inc.” in the Certificate of Incorporation shall be deleted and the phrase “Cinedigm Digital Cinema Corp.” shall be inserted in their place.

2.           Article First of the Certificate of Incorporation shall be deleted in its entirety and replaced as follows:

A-1

“FIRST:	Name: The name of the Corporation is:
“Cinedigm Digital Cinema Corp.”

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Certificate of Incorporation of Access Integrated Technologies, Inc. to be signed by A. Dale Mayo, its President, Chief Executive Officer and Chairman of the Board of Directors, this __th day of ___________, 20__, who acknowledges that the foregoing is the act and deed of the Corporation and that the facts stated herein are true.

By:
Name:	A. Dale Mayo
Title:	President, Chief Executive Officer and
Chairman of the Board of Directors

[Signature page to Certificate of Amendment]

A-2

APPENDIX B

AMENDMENT NO. 3
TO
SECOND AMENDED AND RESTATED
ACCESS INTEGRATED TECHNOLOGIES, INC. 2000 EQUITY INCENTIVE PLAN

AMENDMENT NO. 3, dated as of September 10, 2009 (this “Amendment”), to the Second Amended and Restated 2000 Equity Incentive Plan (as amended, the “Plan”) of Access Integrated Technologies, Inc. d/b/a Cinedigm Digital Cinema Corp., a Delaware corporation (the “Corporation”).

WHEREAS, the Corporation maintains the Plan, effective as of June 1, 2000; and

WHEREAS, in order to provide the Corporation with the flexibility to be able to grant additional stock options to its employees, the Board of Directors of the Corporation deems it to be in the best interest of the Corporation and its stockholders to amend the Plan in order to increase the maximum number of shares of the Corporation’s Class A Common Stock, par value $.001 per share, which may be issued and sold under the Plan from 3,700,000 shares to 5,000,000 shares.

NOW, THEREFORE, BE IT RESOLVED the Plan is hereby amended as follows:

1.           The first sentence of Section 5.2 shall be revised and amended to read as follows:

“The total number of shares of Stock (including Restricted Stock, if any) optioned or granted under this Plan during the term of the Plan shall not exceed 5,000,000 shares.”

2.           This Amendment shall be effective as of the date first set forth above, which is the date that this Amendment was approved by a majority of the outstanding votes cast at the September 10, 2009 meeting of the holders of the Corporation’s Class A Common Stock and Class B Common Stock.

3.           In all respects not amended, the Plan is hereby ratified and confirmed and remains in full force and effect.

ACCESS INTEGRATED TECHNOLOGIES, INC.

By:
A. Dale Mayo
President, Chief Executive Officer and
Chairman of the Board of Directors

B-1

ACCESS INTEGRATED TECHNOLOGIES, INC.
d/b/a CINEDIGM DIGITAL CINEMA CORP.
PROXY
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints A. Dale Mayo and Gary S. Loffredo, or either of them, with full power of substitution, as proxies to vote at the Annual Meeting of Stockholders of ACCESS INTEGRATED TECHNOLOGIES, INC. d/b/a CINEDIGM DIGITAL CINEMA CORP. (the “Company”) to be held on September 10, 2009 at 2:00 p.m., local time, and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and, in their discretion, upon such other matters as may come before the meeting.  IF NO DIRECTION IS MADE, SHARES WILL BE VOTED FOR EACH OF THE PROPOSALS BELOW.  In addition, the shares will be voted as the Board of Directors of the Company may recommend with respect to any other business as may properly come before the meeting or any adjournment thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
ACCESS INTEGRATED TECHNOLOGIES, INC.
d/b/a CINEDIGM DIGITAL CINEMA CORP.
September 10, 2009

Please date, sign and mail your Proxy Card in the envelope provided as soon as possible.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.  PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1.	Election of eight (8) directors

FOR ALL NOMINEES	[ ]	○	A. Dale Mayo
		○	Gary S. Loffredo
WITHHOLD AUTHORITY FOR ALL NOMINEES	[ ]	○	Wayne L. Clevenger
		○	Gerald C. Crotty
		○	Robert Davidoff
FOR ALL EXCEPT (see instructions below)	[ ]	○	Matthew W. Finlay
		○	Adam M. Mizel
		○	Robert E. Mulholland

INSTRUCTION: to withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold as shown here: •

2.	Proposal to change the name of the Company from “Access Integrated Technologies, Inc.” to “Cinedigm Digital Cinema Corp.”

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

3.	Proposal to increase the number of shares of Class A common stock authorized to be issued in payment of interest under the Company’s 2007 Senior Notes.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

4.	Proposal to amend the Company’s Second Amended and Restated 2000 Equity Incentive Plan to increase the total number of shares of Class A Common Stock available for issuance thereunder.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

5.	Proposal to ratify the appointment of Eisner LLP as our independent auditors for the fiscal year ending March 31, 2010.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐
Signature of Stockholder:	Date:
Signature of Stockholder:	Date:

NOTE: Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as an executor, administrator,

attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.